As filed with the Securities and Exchange Commission on February 21 , 2012

Registration No. 333-175883

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
AMENDMENT NO. 5
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

LITHIUM EXPLORATION GROUP, INC.
(Name of registrant in its charter)

Nevada	1000	06-1781911
(State or other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or	Classification Code Number)	Identification No.)
Organization)

3200 N. Hayden Road
Suite 235
Scottsdale, Arizona 85251
(480) 641-4790
(Address and telephone number of principal executive offices and principal place of business)

Alexander Walsh, President and Principal Executive Officer
Lithium Exploration Group, Inc.
3200 N. Hayden Road
Suite 235
Scottsdale, Arizona 85251
(480) 641-4790
(Name, address and telephone number of agent for service)

Copies to:
Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
(212) 930-9700
(212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
_________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
_________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
_________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filed,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
(Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of Shares to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common Stock, $0.001 par value issuable upon conversion of the Debentures	2,218,181(2)	$.82	$1,818,908.42	$208.45
Common Stock, $0.001 par value issuable upon payment of interest on the Debentures	325,301	$.82	$266,746.82	$30.57
Common Stock, $0.001 par value issuable upon exercise of the Warrants	1,807,229	$.82	$1,481,927.78	$169.82
Common Stock	2,000,000(3)	$.82	$1,640,000	187.94
Total:	6,350,711	-	5,207,583.02	596.79(3)

(1)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on January 27, 2012, which was $.82 per share.

(2)	Based on 55% of $.75 (which was the lowest reported sales price of our common stock within 20 trading days of January 9, 2012) and which is a discount to market.

(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement is filed with the Securities and Exchange Commission and becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED February 21, 2012

LITHIUM EXPLORATION GROUP, INC.
6,350,711 SHARES OF
COMMON STOCK

           This prospectus relates to the resale by the selling stockholder of up to 6,350,711 shares, including 2,218,181 shares of our common stock issuable upon the conversion of the debentures, based on 55% of $.75 which was the lowest reported sales price of our common stock within 20 trading days of January 9, 2012 and which is a discount to market, 2,000,000 shares which were issued on conversion of debentures by the selling shareholder, 1,807,229 shares of common stock issuable upon exercise of the warrants, and 325,301 shares issuable upon payment of interest on the debentures (based on a conversion price of $.83, which may be at a discount to the market price of our common stock at the time of maturity of the debenture). The selling stockholder may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholder may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

           We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from the sale of common stock hereunder. We may receive proceeds from any exercise of outstanding warrants.

           Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "LEXG.OB". The last reported sales price per share of our common stock as reported by the Over-the-Counter Bulletin Board on February 17, 2012, was $ .75.

Investing in these securities involves significant risks. See "Risk Factors" beginning on page 7.

           As at December 31 , 2011, we had a working capital deficiency of $ 789,949 and an accumulated deficit of $25,665,137. We intend to fund operations for the next 12 months from our existing cash (and cash equivalents). Our ability to emerge from the exploration stage is dependent upon, among other things, obtaining additional financing to continue operations, explore and develop the mineral properties and the discovery, development and sale of ore reserves. In response to these problems, management may seek to raise additional funds through debt or equity offerings. We do not have any current funding agreements and there can be no assurance that we be able to raise additional funding. These factors, among others, have led our auditors to raise substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

           No other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of stock by the selling stockholder will be placed in escrow, trust or any similar account.

           We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2012.

PROSPECTUS SUMMARY

           The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms “Lithium Exploration Group”, the “Company,” “we,” “us,” and “our” refer to Lithium Exploration Group, Inc.

LITHIUM EXPLORATION GROUP, INC.

            We are an exploration stage company that engages principally in the acquisition, exploration, and development of resource properties. Prior to June 25, 2009, we had the right to conduct exploration work on 20 mineral mining claims in Esmeralda County, Nevada. On July 31, 2009, we acquired an option to enter into a joint venture for the management and ownership of the Jack Creek Project, a mining project located in Elko County, Nevada. On September 25, 2009, the joint venture was terminated and we entered into an agreement with Beeston Enterprises Ltd., under which we were granted an option to acquire an undivided 50% interest in eight mineral claims located in the Clinton Mining District of British Columbia, Canada. At this time we do not own any interests related to claims in Nevada or British Columbia. On December 16, 2010, we entered into an Assignment Agreement to acquire an undivided 100% right, title and interest in and to certain mineral permits located in the Province of Alberta, Canada. To date, we have made a $60,000 payment in December 2011 and will have to make the following payments: $100,000 due in December 2012; and $300,000 due in December 2013. Costs associated with the exploration of the Alberta property will total $175,000 in 2011 and include a 12 week test sampling program, a hydrogeological reservoir study and 43-101 report, and a mineral processing technique design from a laboratory partner in Edmonton. On January 18, 2011, we entered into a Purchase Option Agreement to acquire an undivided 60% interest in certain mineral claims known as the Salta Aqua Claims located in Salta Province, Argentina. We paid $75,000 due on this Option in the first quarter of 2011. A payment of $100,000 was to become due in January 2012 and another payment was to become due in 2013 and 2014. Two hydrogeologists went to the Salta site from December 27, 2011 to December 29, 2011. On that trip, photos were taken of the properties as well as 15 surface water samples which were sent to local laboratories for testing on January 5, 2012. On January 18, 2012, we elected not to pursue our option to purchase the property at its Salta Project in Argentina. The decision was made after reviewing the geological findings, evaluating both the short- and long-term financial commitments of the option agreement, considering the recent political unrest in Argentina, and most importantly the decision to focus our attention on our Valleyview Project in Alberta, Canada. As a result, no further payments are due on this option.

           In conjunction with APEX Geoscience Ltd., with whom we entered into a consulting agreement in August 2011, we intend to immediately further our mining exploration program with respect to our Alberta property. The substantive steps and timeline of this project for the next 12 months are as follows:

  July 20 to September 1, 2011: Download and prepare downhole GeoScout geological, geophysical, water chemistry and water production data required to forward to hydrogeological consultant. This portion of the project has been completed.
  September 1 to October 30th, 2011: Forward water data to hydrogological consultant for characterization. Commence downhole geological modeling of the pertinent reservoir geology. The hydrogeological consultant is analyzing aquifer data and is expected to complete this portion of the project by the end of October 2011. This portion of the project has been completed.
  October 30 to December 31, 2011: Receive and integrate aquifer data into Micromine. Start wire-framing aquifer data into a 3D model that will include porosity, effective porosity, permeability and potential flow dynamics. This portion of the project has been completed.
  January 1 to January 15, 2012: Receive and integrate aquifer data into APEX technical report and Micromine. Commence block modeling and in-situ resource estimate.
  January 16 to February 28, 2012: Complete resource estimation and create preliminary draft of Resource Technical Report, and upon review complete resource Technical Report. Review of draft of Resource Technical Report and complete final draft of Resource Technical Report. This portion of the project has been completed.
  March 1 to June 30, 2012: Begin feasibility study of extraction of minerals from the brine and begin environmental approval process and negotiation with provincial representatives for the commercialization of minerals from extracted brine.
  July 1 to September 30, 2012: Begin construction of pilot plant to test the processes to separate multiple minerals from the brine.
  October 1 to December 31, 2012: Continue to expand mineral claim holdings and begin pilot plant separation testing of various mineral compounds.

           We have retained a mineral processing laboratory for the purposes of designing the separation techniques to produce the desired minerals for our company; namely, lithium carbonate, potash, and industrial salts CaCl, MgCl2 and NaCl. We have engaged in a resource estimate and hydrogeological study to be completed on the area of our claims in Canada, from which we have been able to recover test samples of brine.

           We have generated no revenues since May 31, 2006 (inception) and have incurred $25,466,833 in expenses as of June 30, 2011 (of which $17,595,000 relates to the value of stock issued to our officer and directors). As of December 31 , 2011, we have incurred $ 25,541,696 in expenses (of which $17,595,000 relates to the value of stock issued to our officers and directors). During a short time span, including the format approved to date, the shares were trading well outside (higher than) its normal trading ranges due to market activities over which management had no control and which had no connection to the company’s operations or actions of its officers or directors. As at December 31 , 2011, we had a working capital deficiency of $ 789,949 and an accumulated deficit of $ 27,285,579 (of which $17,595,000 relates to the value of stock issued to our officers and directors). We have funded operations since inception thought private placements. As of December 31 , 2011, we had cash and cash equivalents of $ 568,458 , which we will use to fund our operations for the next 12 months.

           Our ability to emerge from the exploration stage is dependent upon, among other things, obtaining additional financing to continue operations, explore and develop the mineral properties and the discovery, development and sale of ore reserves. We do not have any current funding agreements and there cannot be any assurance that we will be able to raise additional funding. These factors, among others, have led our auditors to raise substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

           Lithium Exploration Group, Inc. (formerly Mariposa Resources, Ltd.) was incorporated on May 31, 2006 in the State of Nevada. We are based in Scottsdale, Arizona. Effective November 30, 2010, we changed our name to “Lithium Exploration Group, Inc.,” by way of a merger with our wholly-owned subsidiary Lithium Exploration Group, Inc., which was formed solely for the change of name.

           There are currently two employees of the Company. Alexander Walsh as Chief Executive Officer is paid $10,000 per month for his day to day management of the Company, and Shanon Chilson is employed as an administrative assistant and controller. Mr. Walsh will visit our Alberta, Canada property quarterly. To date, Mr. Walsh has visited the Alberta property two times and has visited our Salta Province property once. There are outside consultants that have been engaged for administrative duties and industry specialties. There are two other directors in the company, Jon Jazwinski and Brandon Colker, who spend approximately 15 hours per month on various company activities. Mr. Jazwinski’s primary role is to review the geological findings and exploration strategies taken by management at the direction of consultants. Mr. Colker’s primary role is to work with management on research and networking with global industry folks and capital sources. Mr. Jazwinski and Mr. Colker are both responsible for shaping the direction of the Company and assist with the submission of corporate filings.

           Our executive offices are located at 3200 N. Hayden Road, Suite 235, Scottsdale, Arizona 85251, and our telephone number is (480) 641-4790.

The Offering

Common stock outstanding prior to the offering	53,115,476 shares

Common stock offered by selling stockholder

6,350,711* shares of common stock, including 2,218,181 shares of common stock issuable upon conversion of the debentures based on 55% of $.75 which was the lowest reported sales price of our common stock within 20 trading days of January 9, 2012 and which is a discount to market, 1,807,229 shares of common stock issuable upon exercise of the warrants at an exercise price of $0.913 per share and 325,301 shares of common stock issuable upon payment of interest on the debenture (which is based on a conversion price of $.83, which may be at a discount to the market price of our common stock at the time of maturity of the debentures).

Common stock to be outstanding after the offering	59,466,181 shares [1]

Use of proceeds

We will not receive any proceeds from the sale of the common stock hereunder. We may receive the exercise price of any common stock issued to the selling stockholder upon exercise of outstanding warrants. See “Use of Proceeds” for a complete description.

Over-The Counter Bulletin Board Symbol	LEXG.OB

(1)

Assumes full conversion of the debentures, full exercise of the warrants and issuance of all the shares upon payment of interest on the convertible debentures.

* This amount is 25% of the shares of our common stock held by non-affiliates of ours.

 .

Selling Stockholder Financing Transaction

           On June 29, 2011 (the closing) we entered into a securities purchase agreement with one investor, Hagen Investments Ltd. Pursuant to the terms of the agreement, the investor acquired convertible debentures with an aggregate total principal of $1,500,000. We received the initial $1,000,000 on June 29, 2011 and the remaining $500,000 on July 13, 2011. On November 22, 2011, Hagen Investments converted $585,000 of the debenture and received 2,000,000 shares of our common stock. Section 4(b) of the debentures provides that the conversion price of the debentures is (i) the lesser of 65% of the lowest reported sale price of the Common Stock for the twenty trading days immediately prior to the date of conversion or (ii) $0.83 per share (which may be at a discount to the market price of our common stock at the time of maturity), subject to various prescribed conditions. The conversion price of the November 22nd conversion was $.2925, which was determined by using  $0.45, which was the lowest sales price of our common stock during the twenty trading days prior to November 22, 2011 and multiplying that by 65%.

           The debentures mature on December 28, 2012 and carry an interest rate of twelve percent per annum. The interest is payable on the maturity date in cash or, at our option, in duly authorized, validly issued, fully paid and non-assessable shares of our Common Stock, subject to certain prescribed conditions. The debentures are also convertible, in whole or in part, into shares of Common Stock at a price equal to (i) the lesser of 65% of the lowest reported sale price of the Common Stock for the twenty trading days immediately prior to the date of conversion or (ii) $0.83 per share (which may be at a discount to the market price of our common stock at the time of maturity), subject to various prescribed conditions. Because a registration statement covering the shares issuable upon conversion of the debentures and exercise of the warrants was not been declared effective by October 27, 2011 (180 days of the closing for the initial debenture sale) the conversion price set forth in (i) above is now 55%. The investor may not convert the debentures at any time if upon such conversion the investor would become the beneficial owner of more than 4.99% of the outstanding shares of our Common Stock. The debentures include anti-dilution protection with respect to lower priced issuances of common stock or securities convertible or exchangeable into common stock. The total dollar value of the securities underlying the convertible debentures (of which 2,000,000 shares have been issued) that we have registered for resale (using the number of underlying securities that we have registered for resale and the market price per share for those securities on June 29, 2011) is $7,592,726.

           Along with the debentures, we also issued warrants to acquire a total of 1,807,229 shares of our common stock for a period of five years at a price of $0.913 per share, subject to certain adjustments. The warrants also include cashless exercise provisions in the event that the Registration Statement is not effective. The investor may not exercise the warrants at any time if upon such exercise the investor would become the beneficial owner of more than 4.99% of the outstanding shares of our Common Stock. The warrants include anti-dilution protection with respect to lower priced issuances of common stock or securities convertible or exchangeable into common stock.

           Pursuant to a registration rights agreement entered into with the investor on the same day, we are required to file a Registration Statement for the shares underlying the convertible debentures, as well as the warrants, within 30 days of the closing of the initial $1,000,000 and ensure that the Registration Statement is declared effective by the SEC within 120 days of the closing which is October 27, 2011, the conversion price of the debentures will be equal to the 55% of the lowest reported sale price of the Common Stock for the twenty trading days immediately prior to the date of conversion or (ii) $0.83 per share (which may be at a discount to the market price of our common stock at the time of maturity), subject to various prescribed conditions.

           Except for the interest payable to the investor at maturity on any unconverted principal amount of debentures, no payments are or will be payable by us to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transaction. If no principal amount of the debentures has been converted at maturity then the total amount of interest payable to the investor will be $270,000. As the interest on the debentures is payable at maturity, there will be no payments to the selling shareholder or any of its affiliates in the first year following the transaction. After legal expenses we received net proceeds of $1,475,000 from the sale of the debentures.

           It is our understanding that the selling stockholder intends to convert the debentures, in which case we would not be required to make payments on the overlying securities. In the event that the selling stockholder does not convert the debentures, we will be unable to make payments on the overlying securities. The selling shareholder has no existing short position in the Company’s common stock.

           Lastly, Alexander Walsh, our officer and director, has entered into a guaranty and pledge agreement whereby he has pledged 25,000,000 shares of our common stock currently held by him, as collateral and guaranty for our obligations under the securities purchase agreement and the debentures. The decision by Mr. Walsh to pledge his shares was made in as part of the negotiation of the debenture transaction in order to give the debenture purchaser security in case the debenture was not paid back or the Company otherwise breached is obligations under the debenture documents. Mr. Walsh did not receive compensation for giving the pledge.

           Under the guaranty and pledge agreement, an event of default includes:

                      A default in any of the obligations of the Company under the securities purchase agreement, the debenture, the warrants or the guarantee and pledge agreement (the “Transaction Documents”);

                      A breach in any material respect by the Company of any of its representations or warranties in the Transaction Documents;

                      If an event of default occurs, Hagen Investments may cause the shares pledged by Mr. Walsh to be transferred to them. Unless an event of default has occurred Mr. Walsh continues to have voting rights with respect to the shares he pledged.

           Mr. Walsh has not received any consideration for entering into the guaranty and pledge agreement.

The following table lists the total possible profit (discount to the market price) the selling shareholder could realize as a result of the conversion discount for the securities underlying the debentures and the warrants, using the market price and conversion price of the underlying securities as of the date of sale of the debentures and the warrants (June 29, 2011):

	Market Price/Share	Conversion Price/Share	Underlying Shares	Total Market Price	Conversion Price of Total Shares	Total Discount
Debentures	$1.80	$0.83	1,807,229	$3,253,012.20	$1,500,000.00	$1,753,012.20
Warrants	$1.80	$0.913	1,807,229	$3,253,012.20	$1,650,000.00	$1,603,012.20

Total Discount						$3,356,024.40

           The total possible interest payable to the investor ($270,000.00) plus the total discount to the market price of the shares underlying the debentures ($1,753,012.20), as a percentage of our net proceeds from the sale of the debentures ($1,205,000.00, after legal fees and interest payable) is 167.8%. This equals a percentage of 9.33% per month averaged over the 18 month term of the debentures, and 111.96% per year.

           The debentures are also convertible, in whole or in part, into shares of Common Stock at a price equal to (i) the lesser of 65% of the lowest reported sale price of the Common Stock for the twenty trading days immediately prior to the date of conversion or (ii) $0.83 per share (which may be at a discount to the market price of our common stock at the time of maturity), subject to various prescribed conditions. Because a registration statement covering the shares issuable upon conversion of the debentures and exercise of the warrants was not been declared effective by October 27, 2011 (180 days of the closing for the initial debenture sale) the conversion price set forth in (i) above is now 55%.

The following table lists the total possible profit (discount to the market price) the selling shareholder could realize as a result of the conversion discount for the securities underlying the (i) debentures (using a price of $.715 which is 55% of $1.30 which was the lowest price of our common stock within 20 days of June 29, 2011:

	Market Price/Share	Conversion Price/Share	Underlying Shares	Total Market Price	Conversion Price of Total Shares	Total Discount
Debentures	$1.80	$0.715	2,097,902,09	$3,776,223	$1,500,000.00	$2,276,223.76
Warrants	$1.80	$0.913	1,807,229	$3,253,012.20	$1,650,000.00	$1,603,012.20

Total Discount						$3,879,235.96

The total possible interest payable to the investor ($270,000.00) plus the total discount to the market price of the shares underlying the debentures ($2,276,223.76), as a percentage of our net proceeds from the sale of the debentures ($1,205,000.00, after legal fees and interest payable) is 211.30%. This equals a percentage of 11.7% per month averaged over the 18 month term of the debentures, and 140.4% per year.

RISK FACTORS

           This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Related to Our Business

We have a limited operating history and as a result there is no assurance we can operate on a profitable basis.

We have a limited operating history. Our company's operations will be subject to all the uncertainties arising from the absence of a significant operating history. Potential investors should be aware of the difficulties normally encountered by resource exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The expenditures to be made by us in the exploration of our properties may not result in the discovery of reserves. Problems such as unusual or unexpected formations of rock or land and other conditions are involved in resource exploration and often result in unsuccessful exploration efforts. If the results of our exploration do not reveal viable commercial reserves, we may decide to abandon our claims and acquire new claims for new exploration or cease operations. The acquisition of additional claims will be dependent upon us possessing capital resources at the time in order to purchase such claims. If no funding is available, we may be forced to abandon our operations. There can be no assurance that we will be able to operate on a profitable basis.

If we do not obtain additional financing, our business will fail and our investors could lose their investment.

We had cash in the amount of $ 568,458 and working capital deficiency of $ 789,949 as of the period ended December 31 , 2011. We currently do not generate any revenues from our operations. Any direct acquisition of a claim under lease or option is subject to our ability to obtain the financing necessary for us to fund and carry out exploration programs on potential properties. The requirements are substantial. Obtaining additional financing beyond the financing we received in June and July 2011 would be subject to a number of factors, including market prices for resources, investor acceptance of our properties and investor sentiment. These factors may negatively affect the timing, amount, terms or conditions of any additional financing available to us. The most likely source of future funds presently available to us is through the sale of equity capital and loans. Any sale of share capital will result in dilution to existing shareholders.

Because of the speculative nature of exploration of mineral properties, we may never discover a commercially exploitable quantity of minerals, our business may fail and investors may lose their entire investment.

We are in the very early exploration stage and cannot guarantee that our exploration work will be successful, or that any minerals will be found, or that any production of minerals will be realized. The search for valuable minerals as a business is extremely risky. Substantial investment will be required to move the Company toward the production of minerals. This may require bringing in a partner to make the necessary investment, but there are no plans at this time for any form of partnership or merger. We can provide investors with no assurance that exploration on our properties will establish that commercially exploitable reserves of minerals exist on our property. Additional potential problems that may prevent us from discovering any reserves of minerals on our property include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. If we are unable to establish the presence of commercially exploitable reserves of minerals on our property our ability to fund future exploration activities will be impeded, we will not be able to operate profitably and investors may lose all of their investment in our company.

We have no known mineral reserves and we may not find any lithium and even if we find lithium it may not be in economic quantities. If we fail to find any lithium or if we are unable to find lithium in economic quantities, we will have to suspend operations.

We have no known mineral reserves. Additionally, even if we find lithium in sufficient quantity to warrant recovery it ultimately may not be recoverable. Finally, even if any lithium is recoverable, we do not know that this can be done at a profit. Failure to locate lithium in economically recoverable quantities will cause us to suspend operations.

Supplies needed for exploration may not always be available. If we are unable to secure exploration supplies we may have to delay our anticipated business operations.

Competition and unforeseen limited sources of supplies needed for our proposed exploration work could result in occasional spot shortages of supplies of certain products, equipment or materials. There is no guarantee we will be able to obtain certain products, equipment and/or materials as and when needed, without interruption, or on favorable terms. Such delays could affect our anticipated business operations and increase our expenses.

Because of the unique difficulties and uncertainties inherent in mineral exploration ventures, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The expenditures to be made by us in the exploration of the mineral claim may not result in the discovery of mineral deposits. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. If the results of our exploration do not reveal viable commercial mineralization, we may decide to abandon our claims. If this happens, our business will likely fail.

The marketability of natural resources will be affected by numerous factors beyond our control which may result in us not receiving an adequate return on invested capital to be profitable or viable.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include market fluctuations in lithium pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of mineral resources and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

Exploration and production activities are subject to certain environmental regulations which may prevent or delay the commencement or continuation of our operations.

In general, our exploration and production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuation of a given operation. Specifically, we may be subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

Any change to government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.

The business of mineral exploration and development is subject to substantial regulation under various countries’ laws relating to the exploration for, and the development, upgrading, marketing, pricing, taxation, and transportation of mineral resources and related products and other matters. Amendments to current laws and regulations governing operations and activities of mineral exploration and development operations could have a material adverse impact on our business. In addition, there can be no assurance that income tax laws, royalty regulations and government incentive programs related to the properties mineral exploration industry generally will not be changed in a manner which may adversely affect our progress and cause delays, inability to explore and develop or abandonment of these interests.

Permits, leases, licenses, and approvals are required from a variety of regulatory authorities at various stages of exploration and development. There can be no assurance that the various government permits, leases, licenses and approvals sought will be granted in respect of our activities or, if granted, will not be cancelled or will be renewed upon expiry. There is no assurance that such permits, leases, licenses, and approvals will not contain terms and provisions which may adversely affect our exploration and development activities.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan.

Our success is largely dependent on our ability to hire highly qualified personnel. This is particularly true in highly technical businesses such as resource exploration. These individuals are in high demand and we may not be able to attract the personnel we need. In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. Failure to hire key personnel when needed, or on acceptable terms, would have a significant negative effect on our business. We currently have two employees. Alex Walsh as Chief Executive Officer is paid for his day to day management of the Company, and Shanon Chilson is employed as Mr. Walsh’s administrative assistant and controller.

Our independent certified public accounting firm, in their report on the audited financial statements for the year ended June 30, 2011 states that there is a substantial doubt that we will be able to continue as a going concern.

As at June 30, 2010 and June 30, 2011 as well as for the quarter ended December 31 , 2011, we have experienced significant losses since inception. Failure to arrange adequate financing on acceptable terms and to achieve profitability would have an adverse effect on our financial position, results of operations, cash flows and prospects. Accordingly, there is substantial doubt that we will be able to continue as a going concern.

Risks relating to the industry in general

Planned exploration, and if warranted, development and mining activities involve a high degree of risk.

We cannot assure you of the success of our planned operations. Exploration costs are not fixed, and resources cannot be reliably identified until substantial development has taken place, which entails high exploration and development costs. The costs of mining, processing, development and exploitation activities are subject to numerous variables which could result in substantial cost overruns. Mining for base or precious metals may involve unprofitable efforts, not only from dry properties, but from properties that are productive but do not produce sufficient net revenues to return a profit after accounting for mining, operating and other costs.

Our operations may be curtailed, delayed or cancelled as a result of numerous factors, many of which are beyond our control, including economic conditions, mechanical problems, title problems, weather conditions, compliance with governmental requirements and shortages or delays of equipment and services.

We do not insure against all risks associated with our business because insurance is either unavailable or its cost of coverage is prohibitive. The occurrence of an event that is not covered by insurance could have a material adverse effect on our financial condition.

The impact of government regulation could adversely affect our business.

Our business is subject to applicable domestic and foreign laws and regulations, including laws and regulations on taxation, exploration, and environmental and safety matters. Many laws and regulations govern the spacing of mines, rates of production, prevention of waste and other matters. These laws and regulations may increase the costs and timing of planning, designing, drilling, installing, operating and abandoning our mines and other facilities. In addition, our operations are subject to complex environmental laws and regulations adopted by domestic and foreign jurisdictions where we operate. We could incur liability to governments or third parties for any unlawful discharge of pollutants into the air, soil or water, including responsibility for remedial costs.

The submission and approval of environmental impact assessments may be required.

Environmental legislation is evolving in a manner which means stricter standards; enforcement, fines and penalties for noncompliance are more stringent. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees. The cost of compliance with changes in governmental regulations has a potential to reduce the profitability of operations.

Because the requirements imposed by these laws and regulations frequently change, we cannot assure you that laws and regulations enacted in the future, including changes to existing laws and regulations, will not adversely affect our business.

Decline in mineral prices may make it commercially infeasible for us to develop our property and may cause our stock price to decline.

The value and price of your investment in our common shares, our financial results, and our exploration, development and mining activities may be significantly adversely affected by declines in the price of minerals and other precious metals. Mineral prices fluctuate widely and are affected by numerous factors beyond our control such as interest rates, exchange rates, inflation or deflation, fluctuation in the value of the United States dollar and foreign currencies, global and regional supply and demand, and the political and economic conditions of mineral-producing countries throughout the world. The price of minerals fluctuates in response to many factors, which are beyond anyone’s prediction abilities. The prices used in making the estimates in our plans differ from daily prices quoted in the news media. Because mining occurs over a number of years, it may be prudent to continue mining for some periods during which cash flows are temporarily negative for a variety of reasons. Such reasons include a belief that the low price is temporary, and/or the expense incurred is greater when permanently closing a mine.

We may not have access to all of the supplies and materials we need to begin exploration, which could cause us to delay or suspend operations.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies such as dynamite as well as certain equipment like bulldozers and excavators that we might need to conduct exploration. If we cannot obtain the necessary supplies, we will have to suspend our exploration plans until we do obtain such supplies.

Management has no experience in mining or mineral processing and as a result it may be difficult to judge our prospects.

Management has no experience in mining or mineral processing. Jon Jawinski has an undergraduate degree and over 10 years of experience relevant to the industry, and management takes direction on all issues related to exploration, mining and mineral processing from qualified consultants. Our decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use, and our operations, earnings, and ultimate financial success could suffer due to management's lack of experience in this industry.

Risks Associated with Our Common Stock

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC Bulletin Board service of the Financial Industry Regulatory Authority. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange like NYSE or Amex. Accordingly, shareholders may have difficulty reselling any of the shares.

Penny stock rules will limit the ability of our stockholders to sell their stock.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements which may also limit a shareholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We do not intend to pay dividends and there will thus be fewer ways in which you are able to make a gain on your investment.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

Because the SEC imposes additional sales practice requirements on brokers who deal in shares of penny stocks, some brokers may be unwilling to trade our securities. This means that you may have difficulty reselling your shares, which may cause the value of your investment to decline.

Our shares are classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) which imposes additional sales practice requirements on brokers-dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, broker-dealers must make a special suitability determination and receive a written agreement from you prior to making a sale on your behalf. Because of the imposition of the foregoing additional sales practices, it is possible that broker-dealers will not want to make a market in our common stock. This could prevent you from reselling your shares and may cause the value of your investment to decline.

We face risks related to compliance with corporate governance laws and financial reporting standards.

The Sarbanes-Oxley Act of 2002, as well as related new rules and regulations implemented by the Securities and Exchange Commission and the Public Company Accounting Oversight Board, require changes in the corporate governance practices and financial reporting standards for public companies. These laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002 relating to internal control over financial reporting, referred to as Section 404, materially increased our legal and financial compliance costs and made some activities more time-consuming and more burdensome.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares to be offered by the selling stockholder. The proceeds from the sale of the selling stockholder’s common stock will belong to the selling stockholder. However, we may receive up to $1,650,000 from the cash exercise of the warrants by the selling stockholder. We intend to use those proceeds for general corporate purposes. The investor may exercise the Warrants on a cashless basis if the shares of common stock underlying the Warrants are not then registered pursuant to an effective registration statement. In the event the Investors exercise the Warrants on a cashless basis, then we will not receive any proceeds. There cannot be any assurance that any of the Warrant will be exercised.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the Symbol "LEXG".

The following table reflects the high and low bid information for our common stock obtained from Stockwatch and reflects inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

The high and low closing prices of our common stock for the periods indicated below are as follows:

	OTC Bulletin Board
Quarter Ended (1)	High	Low
December 31, 2011	$1.95	$.45
September 30, 2011	$1.87	$0.86
June 30, 2011	$10.68	$1.20
March 31, 2011	$1.42	$0.10
December 31, 2010	$0.10	$0.10
September 30, 2010	$0.30	$0.30
June 30, 2010	$0.40	$0.30
March 31, 2010	$0.60	$0.50
December 31, 2009	$0.65	$0.20
September 30, 2009	$0.50	$0.50
June 30, 2009	$0.26	$0.26

(1) The first trade in our common stock occurred on June 4, 2009.

Holders

As of December 31, 2011, the list of stockholders for our shares of common stock showed 68 registered stockholders and 53,115,476 shares of common stock outstanding.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

Equity Compensation Plan Information

To date, we have not adopted an equity compensation plan under which our common stock is authorized for issuance.

EQUITY COMPENSATION PLAN INFORMATION

	Number of		Number of securities
	securities		remaining available
	to be issued upon	Weighted average	for future issuance
	exercise of	exercise price of	under equity
	outstanding	outstanding	compensation plans
	options,	options,	(excluding securities
	warrants and	warrants and	reflected in column
Plan category	rights	rights	(a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-0-	-0-	-0-

Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	-0-	-0-	-0-

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

FORWARD-LOOKING STATEMENTS

The following discussion should be read in conjunction with our audited financial statements and the related notes for the years ended June 30, 2011 and June 30, 2010 that appear elsewhere in this filing. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this registration statement, particularly in the section entitled "Risk Factors" beginning on page 7 of this prospectus .

Our audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Plan of Operation

On June, 29, 2011 we entered into a debenture agreement which will provide $1,500,000 to the company fulfilling our planned exploration expenditures as well as providing working capital to the company’s future planning. Our present plan of operations calls for $650,000 in planned exploration, operation, and administrative expenses for the year end June 30, 2012.

We received the initial $1,000,000 on June 29, 2011 and the remaining $500,000 on July 13, 2011. The debentures mature on December 28, 2012 and carry an interest rate of twelve percent per annum. The interest is payable on the maturity date in cash or, at our option, in duly authorized, validly issued, fully paid and non-assessable shares of our common stock, subject to certain prescribed conditions. The debentures are also convertible, in whole or in part, into shares of common stock at a price equal to (i) the lesser of 65% of the lowest reported sale price of the common stock for the twenty trading days immediately prior to the date of conversion, or (ii) $0.83 per share (which may be at a discount to the market price of our common stock at the time of maturity), subject to various prescribed conditions. Because a registration statement covering the shares issuable upon conversion of the debentures and exercise of the warrants was not been declared effective by October 27, 2011 (180 days of the closing for the initial debenture sale) the conversion price set forth in (i) above is now 55%. The investor may not convert the debentures at any time if upon such conversion the investor would become the beneficial owner of more than 4.99% of the outstanding shares of our common stock. The debentures include anti-dilution protection with respect to lower priced issuances of common stock or securities convertible or exchangeable into common stock.

Along with the debentures, we also issued warrants to acquire a total of 1,807,229 shares of our common stock for a period of five years at a price of $0.913 per share, subject to certain adjustments. The warrants also include cashless exercise provisions in the event that the Registration Statement is not effective. The investor may not exercise the warrants at any time if upon such exercise the investor would become the beneficial owner of more than 4.99% of the outstanding shares of our common stock. The warrants include anti-dilution protection with respect to lower priced issuances of common stock or securities convertible or exchangeable into common stock.

Capital Expenditures

We do not intend to invest in capital expenditures during the twelve-month period ending June 30, 2012.

General and Administrative Expenses

We expect to spend $650,000 during the twelve-month period ending June 30, 2012 on general and administrative expenses including legal and auditing fees, rent, office equipment and other administrative related expenses.

Product Research and Development

We do not anticipate expending any funds on research and development, manufacturing and engineering over the twelve months ending June 30, 2012.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment over the twelve months ending June 30, 2012.

Results of Operations for the Quarter ended December 31, 2012

We have generated no revenues since inception and have incurred $382,403 and $1,135,103, respectively, in operating expenses for the three and six month periods ended December 31, 2011.

The following provides selected financial data about our company for the three and six month periods ended December 31, 2011 and 2010.

Three months ended December 31, 2011 and 2010.

		Three months		Three months
		ended		ended
		December 31,		December 31,
		2011		2010

Revenue	$	Nil	$	Nil
Operating Expenses		$382,403		$94,671
Net Loss		$(1,620,441)		$(94,671)

Operating expenses for the three months ended December 31, 2011 increased as a result of an increase in our operations and commencement of exploration and raising capital, including $14,484 in advertising expenses, $48,000 in consulting fees, $9,018 in general and administrative expenses, $130,400 in investor relations; $94,558 in mining expenses, $36,976 in professional fees, $7,598 in travel expenses and $41,369 in wages.

Six months ended December 31, 2011 and 2010.

		Six months		Six months
		ended		ended
		December 31,		December 31,
		2011		2010

Revenue	$	Nil	$	Nil
Operating Expenses		$1,135,103		$101,527
Net Loss		$(1,818,746)		$(101,527)

Operating expenses for the six months ended December 31, 2011 increased as a result of an increase in our operations and commencement of exploration and raising capital, including $25,272 in advertising expenses, $141,675 in consulting fees, $25,695 in general and administrative expenses, $581,600 in investor relations; $171,604 in mining expenses, $68,548 in professional fees, $22,390 in travel expenses and $98,319 in wages.

Liquidity and Capital Resources

The following table provides selected financial data about our company as of December 31, 2011, and June 30, 2011, respectively.

Working Capital

	As at	As at
	December 31,	June 30,
	2011	2011

Total assets	$971,419	$1,657,161
Total liabilities	$1,563,975	$2,290,971
Working capital (deficit)	$(789,949)	$(633,810)

Cash Flows

	Six Months		Six Months
	ended		ended
	December 31,		December 31,
	2011		2010

Net cash provided by (used in) operating activities	$(744,142)		$(11,179)
Net cash provided by (used in)investing activities	$(197,393)	$	Nil
Net cash provided by (used in)financing activities	$500,000		$10,738
Increase (Decrease) in cash	$(441,535)		$(441)

We had cash of $568,458 as of December 31, 2011 as compared to cash of $1,009,993 as of June 30, 2011. We had a working capital deficit of $789,949 as of December 31, 2011 compared to a working capital deficit of $633,810 as June 30, 2011.

The report of our auditors on our audited financial statements for the fiscal year ended June 30, 2011, contains a going concern qualification as we have suffered losses since our inception. We have minimal assets and have achieved no operating revenues since our inception. We have depended on loans and sales of equity securities to conduct operations. Unless and until we commence material operations and achieve material revenues, we will remain dependent on financings to continue our operations.

Anticipated Cash Requirements

You should read the following discussion of our financial condition and results of operations together with our unaudited financial statements and the notes thereto included elsewhere in this prospectus. Our unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States. This discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those anticipated in these forward-looking statements.

On June 29, 2011 we entered into a debenture agreement which provided $1,500,000 to the company fulfilling our planned exploration expenditures as well as providing working capital to our company’s future planning. Our present plan of operations calls for $650,000 in planned exploration, operation, and administrative expenses for the year end June 30, 2012.

We received the initial $1,000,000 on June 29, 2011 and the remaining $500,000 on July 12, 2011. The debentures mature on December 28, 2012 and carry an interest rate of 12% per annum. The interest is payable on the maturity date in cash or, at our option, in duly authorized, validly issued, fully paid and non-assessable shares of our common stock, subject to certain prescribed conditions. The debentures are also convertible, in whole or in part, into shares of common stock at a price equal to (i) the lesser of 65% of the lowest reported sale price of the common stock for the twenty trading days immediately prior to the date of conversion, or (ii) $0.83 per share, subject to various prescribed conditions. The investor may not convert the debentures at any time if upon such conversion the investor would become the beneficial owner of more than 4.99% of the outstanding shares of our common stock. The debentures include anti-dilution protection with respect to lower priced issuances of common stock or securities convertible or exchangeable into common stock.

Along with the debentures, we also issued warrants to acquire a total of 1,807,229 shares of common stock for a period of five years at a price of $0.913 per share, subject to certain adjustments. The warrants also include cashless exercise provisions in the event that the Registration Statement is not effective. The investor may not exercise the warrants at any time if upon such exercise the investor would become the beneficial owner of more than 4.99% of the outstanding shares of our common stock. The warrants include anti-dilution protection with respect to lower priced issuances of common stock or securities convertible or exchangeable into common stock.

We estimate that our expenses over the next 12 months will be approximately $350,000 as described in the table below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Description	Estimated	Estimated
	Completion	Expenses
	Date	($)

General and administrative	12 months	$200,000
Mining expenses	12 months	$100,000
Professional fees	12 months	$50,000
Total		$350,000

We intend to meet our cash requirements for the next 12 months with the cash that we have on hand. On June 29, 2011 we entered into a securities purchase agreement with one investor. Pursuant to the terms of the agreement, the investor acquired convertible debentures with an aggregate total principal of $1,500,000. We received the initial $1,000,000 on June 29, 2011 and the remaining $500,000 on July 12, 2011. The investor has a right to invest an additional $1,500,000 on the same terms. We currently do not have any other arrangements in place to complete any private placement financings and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

Results of Operations for the Years Ended June 30, 2011 and 2010

The following summary of our results of operations should be read in conjunction with our audited financial statements for the years ended June 30, 2011 and 2010.

Our operating results for the years ended June 30, 2011 and 2010 are summarized as follows:

		Year Ended
		June 30
		2011		2010

Revenue	$	Nil	$	Nil
Operating Expenses		$24,269,435		$20,639
Net Loss		$25,329,675		$20,639

Revenues

We have not earned revenues since our inception.

Operating Expenses

Our operating expenses for the year ended June 30, 2011 and June 30, 2010 are outlined in the table below:

	Year Ended
	June 30
	2011		2010

Advertising	$27,095	$	Nil
Consulting	$111,900	$	Nil
Director fees (Note 3)	$17,595,000	$	Nil
General and administrative	$13,361		$354
Investor relations (Note 3)	$150,400	$	Nil
Management fees	$45,000	$	Nil
Mining expenses (Note 5)	$6,227,641	$	Nil
Professional fees	$84,041		$20,285
Travel	$14,997	$	Nil

The increase in operating expenses for the year ended June 30, 2011, compared to the same period in fiscal 2010, was mainly due to the acquisition of our lithium properties as well as our lithium extraction technology. Our disproportionately high management expenses are primarily due to the issuance date of those shares and represent stock awards to directors and management at a price that was well outside of the normal trading range. The significant increase in mining expenses as a percentage of our overall expenses were primarily due to the expenses associated with the acquisition of a mining technology including $800,000 spent on the manufacturing of that technology unit and an option of 2,000,000 shares to the technology partner upon delivery of an operational unit valued at $4,396,523. We did not undertake any business operations during the year ended June 30, 2010.

Liquidity and Financial Condition

As of June 30, 2011, our total assets were $1,657,161 and our total current liabilities were $2,290,971 and we had a working capital deficit of $633,810. Our financial statements report a net loss of $25,329,675 for the year ended June 30, 2011, and a net loss of $25,466,833 (of which $17,595,000 relates to the value of stock issued to our officer and directors) for the period from May 31, 2006 (date of inception) to June 30, 2011.

We have suffered recurring losses from operations. The continuation of our company is dependent upon our company attaining and maintaining profitable operations and raising additional capital as needed. In this regard we have raised additional capital through equity offerings and loan transactions.

Cash Flows

		At		At
		June 30, 2011		June 30, 2010

Net Cash (Used in) Operating Activities		$(1,251,186)		$(22,823)
Net Cash Provided by (Used In) Investing Activities	$	Nil	$	Nil
Net Cash Provided by Financing Activities		$2,260,738		$23,132
Cash (decrease) increase during the year		$1,009,552		$309

We had cash in the amount of $1,009,993 as of June 30, 2011 as compared to $441 as of June 30, 2010. We had a working capital deficit of $633,810 as of June 30, 2011 compared to working capital deficit of $37,658 as of June 30, 2010.

Our principal sources of funds have been from sales of our common stock.

Anticipated Cash Requirements

We estimate that our expenses over the next 12 months will be approximately $350,000 as described in the table below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Description	Estimated	Estimated
	Completion	Expenses
	Date	($)
General and administrative	12 months	200,000
Mining expenses	12 months	100,000
Professional fees	12 months	50,000
Total		$350,000

On June 29, 2011 we entered into a securities purchase agreement with one investor. Pursuant to the terms of the agreement, the investor acquired convertible debentures with an aggregate total principal of $1,500,000. We received the initial $1,000,000 on June 29, 2011 and the remaining $500,000 on July 13, 2011. The investor has a right to invest an additional $1,500,000 on the same terms. We currently do not have any other arrangements in place to complete any private placement financings and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

Contractual Obligations

As a “smaller reporting company”, we are not required to provide tabular disclosure obligations.

Going Concern

The audited financial statements included with this filing have been prepared on the going concern basis which assumes that adequate sources of financing will be obtained as required and that our assets will be realized and liabilities settled in the ordinary course of business. Accordingly, the audited financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

Our audited financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles used in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financial statements.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. Our periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of our company.

Mineral Acquisition and Exploration Costs

Our company has been in the exploration stage since its formation on May 31, 2006 and has not yet realized any revenue from our planned operations. We are primarily engaged in the acquisition, exploration, and development of mining properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserves.

Net Income or (Loss) per Share of Common Stock

Our company has adopted FASC Topic No. 260, “Earnings Per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.

NEW ACCOUNTING PRONOUNCEMENTS

Recent accounting pronouncements did not, and are not currently expected to, have a material effect on our financial statements, but will be implemented in our future financial reporting when applicable.

With the exception of the pronouncements noted above, no other accounting standards or interpretations issued or recently adopted are expected to have a material impact on our company’s financial position, operations or cash flows.

Forward-Looking Statements

This prospectus contains forward-looking statements. To the extent that any statements made in this prospectus contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects”, “plans”, “may,”, “anticipates”, “believes”, “should”, “intends”, “estimates”, and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, our ability to raise additional capital to finance our activities; the effectiveness, profitability and marketability of our products; legal and regulatory risks associated with the share exchange; the future trading of our common stock; our ability to operate as a public company; our ability to protect our proprietary information; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), or otherwise.

Information regarding market and industry statistics contained in this prospectus is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

BUSINESS

Overview

We were incorporated in the State of Nevada on May 31, 2006. We were formed as an exploration stage company to be engaged in the search for mineral deposits or reserves. Effective November 30, 2010, we changed our name from “Mariposa Resources, Ltd.” to “Lithium Exploration Group, Inc.”, by way of a merger with our wholly owned subsidiary Lithium Exploration Group, Inc., which was formed solely for the change of name.

Current Business

In December 16, 2010 we acquired rights to the Valleyview Property located in Alberta, Canada and on January 18, 2011 we acquired rights to the Salta Agua Claims in Argentina. On March 17, 2011 we acquired a license to a water treatment technology for use in our lithium operations on the Valleyview Property.

We are an exploration stage company that engages principally in the acquisition, exploration, and development of resource properties. Prior to June 25, 2009, we had the right to conduct exploration work on 20 mineral mining claims in Esmeralda County, Nevada. On July 31, 2009, we acquired an option to enter into a joint venture for the management and ownership of the Jack Creek Project, a mining project located in Elko County, Nevada. On September 25, 2009, the joint venture was terminated and we entered into an agreement with Beeston Enterprises Ltd., under which we were granted an option to acquire an undivided 50% interest in eight mineral claims located in the Clinton Mining District of British Columbia, Canada. At this time we do not own any interests related to claims in Nevada or British Columbia. On December 16, 2010, we entered into an Assignment Agreement to acquire an undivided 100% right, title and interest in and to certain mineral permits located in the Province of Alberta, Canada. To date, we have made a $60,000 payment in December 2011 and will have to make the following payments: $100,000 due in December 2012; and $300,000 due in December 2013. Costs associated with the exploration of the Alberta property will total $175,000 in 2011 and include a 12 week test sampling program, a hydrogeological reservoir study and 43-101 report, and a mineral processing technique design from a laboratory partner in Edmonton. On January 18, 2011, we entered into a Purchase Option Agreement to acquire an undivided 60% interest in certain mineral claims known as the Salta Aqua Claims located in Salta Province, Argentina. We paid $75,000 due on this Option in the first quarter of 2011, and payments of $100,000 were to become due in each of January 2012, 2013 and 2014. Our exploration of the Salta Aqua Claims in 2011 required high resolution imaging of the property, which cost an additional $9,000. A trip to this site took place from December 27-29, 2011. On that trip there were photos taken of the properties as well as 15 surface water samples which were sent to local laboratories for testing on January 5, 2012. On January 18, 2012, we elected not to pursue its option to purchase the property at its Salta Project in Argentina. The decision was made after reviewing the geological findings, evaluating both the short- and long-term financial commitments of the option agreement, considering the recent political unrest in Argentina, and most importantly the decision to focus our attention on our Valleyview Project in Alberta, Canada. As a result, no further payments are due on this option.

Prior to December 31, 2011, we made a $60,000 payment to First Lithium Resources Inc. related to the Valleyview Property option. Future payments related to this project will become due as follows: $100,000 due in December 2012; and $300,000 due in December 2013. Costs associated with the exploration of the Valleyview Property will total $175,000 in 2011 and include a 12 week test sampling program, a hydrogeological reservoir study and 43-101 report, and a mineral processing technique design from a laboratory partner in Edmonton.

We are primarily engaged in the acquisition and exploration of early stage Lithium properties. The intended use of the technology acquired from Glottech-USA is to aid in the separation of lithium from oil and water based stock. We are only anticipating using this technology unit on our Valleyview Property and not distributing or commercializing it.

As at December 31 , 2011, we had a working capital deficiency of $ 789,949 and an accumulated deficit of $ 27,285,579 (of which $17,595,000 relates to the value of stock issued to our officer and directors). During a short time span, including the format approved to date, the shares were trading well outside (higher than) its normal trading ranges due to market activities over which management had no control and which had no connection to the company’s operations or actions of its officers or directors. As at June 30, 2011, we had a working capital deficiency of $604,458 and an accumulated deficit of $25,466,833 (of which 17,595,000 relates to the value of stock issued to our officer and directors). We currently do not have any agreements for future equity financing. Our ability to emerge from the exploration stage is dependent upon, among other things, obtaining additional financing to continue operations, explore and develop the mineral properties and the discovery, development and sale of ore reserves. In response to these problems, management intends to raise additional funds through public or private placement offerings. These factors, among others, have led our auditors to include in their audit report an explanatory paragraph about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have funded operations since inception through private placements, including the Selling Stockholder Financing Transaction described herein. The investment by the selling stockholder will fund our corporate and exploration expenses through 2012. Other than as described herein, we have no future obligations to Glottech-USA and have no other relationship with Glottech-USA.

What follows is a summary description of the Glottech-USA technology as well as a general description of our Lithium exploration business operations. More detailed description of our two Lithium properties can be found under the heading “Description of Property”.

Technology Description

Glottech-USA’s technology is designed to separate suspended solids from water (brine), which is one step in the process that we are taking to produce commercially viable minerals. The technology produces extremely high temperatures which destroy organic substances such as bacteria and other toxic agents. We believe that Glottech-USA's technology can provide lower costs of operation as well as reduced time for site clean-up than traditional methods of water treatment. We anticipate using this application to extract dissolved solids like lithium, potassium, and magnesium from oil field brine. The disposal of produced water (brine) from oil and gas production in Alberta is a significant environmental issue for the province and presents a considerable economic issue for producers. We intend to partner with the use of the technology on our Valleyview Property in Alberta, in cooperation with oil and gas producers, to treat and dispose of their produced water while monetizing the minerals that are contained within that produced water stream that is being brought to the surface during the oil and gas production process. As we own the MAIM (metals and industrial minerals) claims to the minerals on the Valleyview Property, the minerals contained in their produced water stream fall under our rights. While we have had discussions with oil and gas consultants and oil operators regarding their difficulties in treating the brine at some of their fields, we have no formal agreements in place.

The technical process is based on the use of mechanical ultrasound generated through the production of a series of cavitations. Mechanical ultrasound is a machine-produced sound of a frequency above the upper limit of the normal range of human hearing. Cavitations are the rapid formation and collapse of bubbles in liquids, caused by the movement of something such as a propeller or by waves of high-frequency sound. The production of mechanical ultrasound allows Glottech-USA’s technology to distil the fluid stock. Using mechanical ultrasound for distillation has been attempted before, but the external energy requirement needed to produce the mechanical ultrasound was far too expensive to make it commercially viable. Glottech-USA’s technology uses the energy released during the cavitations in order to make it commercially viable from an economic perspective. During these cavitations, a millisecond of energy is released. During this release temperatures can reach 5000 degrees Centigrade. As these are pilot units, no other units are currently in production.

On March 17, 2011, the Company entered into a letter agreement between our company and Glottech-USA, LLC for an acquisition of one initial unit of certain proprietary and patented mechanical ultrasound technology for use in the water treatment in regards to our lithium operations in Alberta, Canada. Our officer and director Alex Walsh met the principals of Glottech-USA in 2009 in the course of operating his consulting company AW Enterprises LLC. Pursuant to the terms of the agreement, Glottech-USA will assemble and ship to our company one unit of the technology specifically designed for our water treatment purposes and will license the use of the technology. Furthermore, we have agreed that in the event that we have purchased a minimum of five technology units within twelve months from the date of execution, Glottech-USA has agreed that it will neither license nor lease the technology to any third party for the purposes of mineral extraction in the country of Canada. To acquire the unit, the Company must make the following payments:

a)	US$25,000 upon execution of the agreement (which has been paid);

b)	US$75,000 within 180 days of execution of the agreement (which has been paid);

c)	US$700,000 within 10 days of receipt of invoice from Glottech –USA LLC if the payment in b) is made (which has been paid).

On November 18, 2011 we entered into a letter agreement with Glottech-USA, LLC, which will govern distribution rights, exclusivity and royalty provisions as they relate to Glottech’s proprietary and patented mechanical ultrasound technology for use in water purification in the process of separation of salt and other minerals from lithium bearing brine produced from oil and gas operations. Pursuant to the terms of the agreement, we are granted an exclusive license to use and distribute the technology within the Swan Hills region of Alberta as well as the non-exclusive right to distribute the technology within Canada. Glottech has agreed not to distribute, or license, this product within Canada for the term of the agreement to any entities involved in the business of mineral exploration or production. Our distribution rights will be subject to a distribution agreement to be entered into by the two parties. We will be subject to royalty payments on any revenue created by the use or distribution of the acquired technology. We have applied to the Securities and Exchange Commission for confidential treatment pursuant to Rule 26b-2 of the Securities Exchange Act of 1934 regarding the particulars of the royalty payments. We believe that public disclosure of these terms could potentially damage the ability of Glottech and our company to distribute the technology to other users.

Pursuant to the terms of the agreement we will acquire one initial unit of Glottech’s technology for operations in the Swan Hills region of Alberta. The use of this unit will be subject to a license and lease agreement to be entered into by both parties.

We have previously made the following payments in association with the production of a working unit of Glottech’s technology:

a)	$25,000 on March 21, 2011 in consideration for entering into the letter agreement dated March 17, 2011;
b)	$75,000 on May 27, 2011; and
c)	$700,000 on May 27, 2011.

The term of the letter agreement and consequently our ability to distribute the unit of Glottech’s technology shall be for an initial period of five years, automatically renewable thereafter for successive five year periods of time so long as we, directly or indirectly through third party purchasers, have licensed five technology units from Glottech per year.

Additionally, as part of the letter agreement, Alexander Walsh, our director and officer, will also provide Glottech with the option, for a period of 12 months, to acquire 2,000,000 shares of our common stock currently held by him, for a total price of $1. If, for any reason, Mr. Walsh fails to deliver the 2,000,000 shares of our common stock to Glottech, it will be our responsibility to issue the shares from treasury. The option (resulting in additional mining expenses of $4,396,523) was valued using the Black-Scholes method using the following assumptions:

  Risk-free interest rate of .18%
  Term - One Year
  Dividend yield - 0%
  Exercise price - $1.00
  Underlying stock price - $2.47
  Volatility – 257%

This letter agreement replaces all agreements previously entered into between our company and Glottech.

Other than as described herein no other relatioships exists between our officers and/or directors and Glottech-USA.

In addition, as amended, the agreement provides for the issuance to Glottech-USA of an option to acquire up to 2,000,000 shares of our common stock owned by our president, Alex Walsh. Such option is exercisable for a period of 12 months at an aggregate exercise price of $1.00. The share issuance to Glottech-USA will come from the shares held by president, Alex Walsh. This pledge is written into the terms of the agreement and as such there is no separate pledge agreement between Mr. Walsh and Glottech-USA.

Commencing as of the end of an initial sixty day testing and training period following satisfactory delivery and physical setup of the technology, and continuing thereafter for as long as the technology remains in the possession of the Company, the Company shall pay continuing monthly royalties pursuant to the usage of the technology.

Market, Customers and Distribution Methods

Although there can be no assurance, large and well capitalized markets are readily available for all metals and precious metals throughout the world. A very sophisticated futures market for the pricing and delivery of future production also exists. The price for metals is affected by a number of global factors, including economic strength and resultant demand for metals for production, fluctuating supplies, mining activities and production by others in the industry, and new and or reduced uses for subject metals.

The mining industry is highly speculative and of a very high risk nature. As such, mining activities involve a high degree of risk, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Few mining projects actually become operating mines.

The mining industry is subject to a number of factors, including intense industry competition, high susceptibility to economic conditions (such as price of metal, foreign currency exchange rates, and capital and operating costs), and political conditions (which could affect such things as import and export regulations, foreign ownership restrictions). Furthermore, the mining activities are subject to all hazards incidental to mineral exploration, development and production, as well as risk of damage from earthquakes, any of which could result in work stoppages, damage to or loss of property and equipment and possible environmental damage. Hazards such as unusual or unexpected geological formations and other conditions are also involved in mineral exploration and development.

Competition

The mineral exploration industry is highly competitive. We are a new exploration stage company and have a weak competitive position in the industry. We compete with junior and senior mineral exploration companies, independent producers and institutional and individual investors who are actively seeking to acquire mineral exploration properties throughout the world together with the equipment, labor and materials required to operate on those properties. Competition for the acquisition of mineral exploration interests is intense with many mineral exploration leases or concessions available in a competitive bidding process in which we may lack the technological information or expertise available to other bidders.

Many of the mineral exploration companies with which we compete for financing and for the acquisition of mineral exploration properties have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquiring mineral exploration interests of merit or on exploring or developing their mineral exploration properties. This advantage could enable our competitors to acquire mineral exploration properties of greater quality and interest to prospective investors who may choose to finance their additional exploration and development. Such competition could adversely impact our ability to attain the financing necessary for us to acquire further mineral exploration interests or explore and develop our current or future mineral exploration properties.

We also compete with other junior mineral exploration companies for financing from a limited number of investors that are prepared to invest in such companies. The presence of competing junior mineral exploration companies may impact our ability to raise additional capital in order to fund our acquisition or exploration programs if investors perceive that investments in our competitors are more attractive based on the merit of their mineral exploration properties or the price of the investment opportunity. In addition, we compete with both junior and senior mineral exploration companies for available resources, including, but not limited to, professional geologists, land specialists, engineers, camp staff, helicopters, float planes, mineral exploration supplies and drill rigs.

General competitive conditions may be substantially affected by various forms of energy legislation and/or regulation introduced from time to time by the governments of the United States and other countries, as well as factors beyond our control, including international political conditions, overall levels of supply and demand for mineral exploration.

In the face of competition, we may not be successful in acquiring, exploring or developing profitable mineral properties or interests, and we cannot give any assurance that suitable oil and gas properties or interests will be available for our acquisition, exploration or development. Despite this, we hope to compete successfully in the mineral exploration industry by:

  keeping our costs low;

  relying on the strength of our management’s contacts; and

  using our size and experience to our advantage by adapting quickly to changing market conditions or responding swiftly to potential opportunities.

Intellectual Property

We have filed for protection of our trademark, serial number 85377857 with the United States Patent and Trademark Offices. We do not have any other intellectual property.

Research and Development

We did not incur any research and development expenses during the period from May 31, 2006 (inception) to June 30, 2011.

Government Regulations

Any operations at our Lithium property will be subject to various federal and state laws and regulations in Canada which govern prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and other matters. We will be required to obtain those licenses, permits or other authorizations currently required to conduct exploration and other programs. There are no current orders or directions relating to us or our Lithium properties with respect to the foregoing laws and regulations. Such compliance may include feasibility studies on the surface impact of our proposed operations, costs associated with minimizing surface impact, water treatment and protection, reclamation activities, including rehabilitation of various sites, on-going efforts at alleviating the mining impact on wildlife and permits or bonds as may be required to ensure our compliance with applicable regulations. It is possible that the costs and delays associated with such compliance could become so prohibitive that we may decide to not proceed with exploration, development, or mining operations on any of our mineral properties. We are not presently aware of any specific material environmental constraints affecting our property that would preclude the economic development or operation of property in Canada.

Environmental Regulations

We are not aware of any material violations of environmental permits, licenses or approvals that have been issued with respect to our operations. We expect to comply with all applicable laws, rules and regulations relating to our business, and at this time, we do not anticipate incurring any material capital expenditures to comply with any environmental regulations or other requirements.

While our intended projects and business activities do not currently violate any laws, any regulatory changes that impose additional restrictions or requirements on us or on our potential customers could adversely affect us by increasing our operating costs or decreasing demand for our products or services, which could have a material adverse effect on our results of operations.

Employees

We currently have two employees. Alex Walsh as Chief Executive Officer is paid for his day to day management of the Company, and Shanon Chilson is employed as Mr. Walsh’s administrative assistant and controller. There are outside consultants that have been engaged for administrative duties and industry specialties. There are two other directors in the company, Jon Jazwinski and Brandon Colker, who spend approximately 15 hours per month on various company activities. Mr. Jazwinski’s primary role is to review the geological findings and exploration strategies taken by management at the direction of consultants. Mr. Colker’s primary role is to work with management on research and networking with global industry folks and capital sources. Mr. Jazwinski and Mr. Colker are both responsible for shaping the direction of the Company and assist with the submission of corporate filings.

PROPERTIES

We currently rent an office totaling approximately 1500 square feet located at 3200 N. Hayden Road, Suite 235, Scottsdale, AZ, 85251 for $1,930 a month. Our telephone number is 480-641-4790.

Valleyview Property

There are over 100 active oil or gas wells on our property. Oil and/or gas coexist within the same aquifers as our lithium and potassium-bearing brines. In recovering the oil and gas, brine is also drawn to the surface, but generally in much larger quantities.

The energy operator must process the brine and then separate it from the oil and/or gas. When this process is completed, the brine is returned to the aquifer. Given these circumstances, potential exists for a symbiotic relationship between us and other energy companies, with a result being that we may never have to even drill a hole to extract our own resource. Barrick Energy Inc., Paramount Resources, Signalta Resources Ltd, Penn West Petroleum Ltd and Canadian Natural Resources Ltd are among the companies actively operating wells on property for oil and gas deposits. We have rights to any minerals produced from their activity. In addition to lithium and potassium, other rare metals and minerals on the property include calcium, magnesium, iodine, and bromine. There can be no assurance that we will be able to locate and extract commercially viable amounts of lithium or any other minerals.

This property is without known reserves and the proposed program is exploratory in nature to comply with the guidance in paragraph (b)(4)(i) of Industry Guide 7. There is significant infrastructure here including power from a local utility and 12-month road access.

At this point we have no intention of doing any drilling or traditional exploration of any kind. We will be sampling and taking the produced water from oil companies that is already coming to the surface and being separated from the oil and gas as part of their operation. Taking possession and processing the minerals and water will require certain permits and royalty agreements with the local and provincial governments.

Location and Access

The property covers 5 townships just south and east of Valleyview, Alberta and covers approximately 113,500 acres. The townships it is located within include 68-21-W5, 69-21-W5, 67-22-W5, 68-22-W5, and 69-22-W5. Almost all of the property has paved roads and all year round access. Alberta Provincial Highway 43 runs north to south through the center of the property. The property is 1.5 hours driving from Grand Prairie, Alberta and 3.5 hours driving from Edmonton, Alberta.

Ownership Interest

On December 16, 2010, we entered into an assignment agreement with Lithium Exploration VIII Ltd., a Nevada company, in regards to the acquisition of an option interest in the Valleyview Property.

First Lithium Resources Inc. and Lithium Exploration VIII had entered into an option agreement dated October 6, 2010, in regards to an option interest in certain mineral permits in Alberta, Canada, which option agreement and interest have been assigned to our company. Specifically, Lithium Exploration acquired an option to acquire a 100% interest in five mineral permits (which are issued on a “per township” basis in Canada) totaling 45,952 hectares in Alberta, Canada which we have assumed.

In regards to the option agreement for the property, our obligations for the property that we have assumed consist of:

  Making payments in the aggregate amount of $500,000 in annual periodic payments escalating from $40,000 to $300,000, to January 1, 2014. Our next payment to First Lithium Resources Inc. is due on or before January 1, 2013.

  Complying with the net smelter royalty payments upon commercial production, which consists of 1% to First Lithium and certain underlying royalties payable to the original property vendor (a 3% net smelter return royalty and a 5% gross overriding royalty, which latter royalty is specific to diamond production).

The first cash payment of $40,000 has been made by Lithium Exploration VIII and in addition they also made a payment of $50,000 towards work assessment payments and for maintenance of the permits. In consideration for the assignment, we have paid Lithium Exploration VIII $90,000 in cash.

History of Operations

A 1995 report authored by S. Bachu, M. Brulotte and L.P. Yuan of the Alberta Research Council, "Resource Estimates of Industrial Minerals in Alberta Formation Waters," discusses the area in which the Valleyview Property is located as having potential for resources of lithium within formation waters.

Of the more than 1,511 records in the 1995 AGS study, the well with the highest concentration of lithium (140mg/L or ppm) is located nearly in the center of the Valleyview Property, based on longitude and latitude coordinates. In addition, a second well in the top 50 is located approximately a mile from that well.

More recently, in January 2010, D.R. Eccles and G.M. Jean of the Alberta Geological Survey (AGS) published "Lithium Ground and Formation Water Geochemical Data," with the intention of enabling present and future companies to better evaluate their targets and characterize their resource estimates by being able to distinguish between background and anomalous concentrations of lithium throughout Alberta. The report, researched during 2009, is a compilation of ground- and formation-water geochemical lithium data from government sources and from AGS data holdings, resulting in 1,511 records.

Current State and Plan of Operations

We completed a 12 week sample testing program on May 31, 2011. We are initiating the process to complete the resource estimates for the Valleyview Project, and hope to have it completed by January 31, 2012. Immediate plans include conducting bulk sampling to be utilized in the design of a separation process to produce battery-grade lithium carbonate, potash (KCl), and magnesium hydroxide: Once the bulk sampling and separation process have been completed we will raise capital to build a pilot scale plant in Valleyview to begin the production of the outlined minerals.

APEX Geoscience Ltd., with whom we entered into a consulting agreement in August 2011, will assist us in furthering the Valleyview Project. The substantive steps and timeline of this project for the next 12 months are as follows:

  July 20 to September 1, 2011: Download and prepare downhole GeoScout geological, geophysical, water chemistry and water production data required to forward to hydrogeological consultant. This portion of the project has been completed.
  September 1 to October 30th, 2011: Forward water data to hydrogeological consultant for characterization. Commence downhole geological modeling of the pertinent reservoir geology. The hydrogeological consultant is analyzing aquifer data and is expected to complete this portion of the project by the end of October 2011. This portion of the project has been completed.
  July 20 to September 1, 2011: Download and prepare downhole GeoScout geological, geophysical, water chemistry and water production data required to forward to hydrogeological consultant. This portion of the project has been completed.
  September 1 to October 30th, 2011: Forward water data to hydrogological consultant for characterization. Commence downhole geological modeling of the pertinent reservoir geology. The hydrogeological consultant is analyzing aquifer data and is expected to complete this portion of the project by the end of October 2011. This portion of the project has been completed.
  October 30 to December 31, 2011: Receive and integrate aquifer data into Micromine. Start wire-framing aquifer data into a 3D model that will include porosity, effective porosity, permeability and potential flow dynamics. This portion of the project has been completed.
  January 1 to January 15, 2012: Receive and integrate aquifer data into APEX technical report and Micromine. Commence block modeling and in-situ resource estimate, which has been completed. This portion of the project has been completed.
  January 16 to February 28, 2012: Complete resource estimation and create preliminary draft of Resource Technical Report, and upon review complete resource Technical Report. Review of draft of Resource Technical Report and complete final draft of Resource Technical Report.
  March 1 to June 30, 2012: Begin feasibility study of extraction of minerals from the brine and begin environmental approval process and negotiation with provincial representatives for the commercialization of minerals from extracted brine.
  July 1 to September 30, 2012: Begin construction of pilot plant to test the processes to separate multiple minerals from the brine.
  October 1 to December 31, 2012: Continue to expand mineral claim holdings and begin pilot plant separation testing of various mineral compounds.

Our total budget for this project is $139,825. $60,500 is budgeted for reservoir characterization; $28,500 is budgeted for Sturgeon Lake oilfield geological modeling; $18,075 is budgeted for formation water and reservoir geological modeling; $15,500 is budgeted for Li and other metal resource modeling; and $17,250 is budgeted for the 43-101 report preparation. We intend to fund operations through equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital and other cash requirements for the next twelve months. Exploration work will be led by Mike Dufresne, President of APEX Geoscience Ltd.

Geology

In 1993, a data set comprising nearly 130,000 formation water analyses from the Alberta Basin was reviewed for potential economic industrial mineral interest (Hitchon, B., Underschultz, J.R. and Bachu, S. 1993: Industrial mineral potential of Alberta formation waters. Alberta Research Council, Alberta Geological Survey, Open File Report 1993-15, 85 p). The study identified anomalous values of certain elements in Devonian formation waters associated with producing oil and gas wells in the Valleyview and Swan Hills areas of west-central Alberta including brines with up to 140 mg/L lithium. This value is significant considering the median values of lithium in Alberta formation waters is 0.2 mg/L (based on 1,511 analyses; Eccles, D.R. and Berhane, H. (2011): Geological introduction to lithium-rich formation water in Alberta, west-central Alberta; Energy Resources Conservation Board, ERCB/AGS Open FileReport, 36 p.). Further modeling in 1995 (Bachu, S. Yuan, L.P. and Brulotte, M. (1995): Resource estimates of industrial minerals in Alberta formation waters.

The Li-rich formation waters appear to be associated with carbonate build-ups of the Leduc Formation (both Leduc north and south) in the Woodbend Group and the Swan Hills Formation of the Beaverhill Lake Group. The Woodbend Group carbonates, including the Leduc and Cooking Lake formations, reach thicknesses of >300 m in places, while the Beaverhill Lake carbonate platform varies in thickness from >150 m in the southern reef portion to around 50 m in the northwest. However, in the Swan Hills area the carbonate platform of the Cooking Lake Formation and the reefs of the Leduc Formation (both of Woodbend Group) directly overlie the Beaverhill Lake Group carbonates, such that it is likely difficult to differentiate between the various formation waters.

The source of lithium in oil field waters remains subject to debate. Explanations generally conform with those for Li-rich brine solutions and include recycling of earlier deposits/salars, mixing with pre-existing subsurface brines, weathering of volcanic and/or basement rocks, and transport from hydrothermal volcanic activity, but none of these hypotheses has clearly pointed to the ultimate source for the anomalous values of Lithium. However, in a recent isotopic study, Eccles and Berhane (2011) suggested that any viable lithium source model in northwestern Alberta should invoke direct contact between Devonian formation water and the crystalline basement or with immature siliciclastics deposited above the basement (basal Cambrian sandstone, Granite Wash or the Gilwood Member), and mobilization of silicate-bearing fluids to the aquifer.

EMPLOYEES

There are currently two employees of the Company. Alexander Walsh as Chief Executive Officer is paid $10,000 per month for his day to day management of the Company, and Shanon Chilson is employed as an administrative assistant and controller. Mr. Walsh will visit our Alberta, Canada property quarterly. To date, Mr. Walsh has visited the Alberta property two times and prior to the termination of the Option had visited the Salta Province property once. There are outside consultants that have been engaged for administrative duties and industry specialties. There are two other directors in the company, Jon Jazwinski and Brandon Colker, who spend approximately 15 hours per month on various company activities. Mr. Jazwinski’s primary role is to review the geological findings and exploration strategies taken by management at the direction of consultants. Mr. Colker’s primary role is to work with management on research and networking with global industry folks and capital sources. Mr. Jazwinski and Mr. Colker are both responsible for shaping the direction of the Company and assist with the submission of corporate filings.

LEGAL PROCEEDINGS

We are not aware of any material pending legal proceedings to which we are a party or of which our property is the subject. We also know of no proceedings to which any of our directors, officers or affiliates, or any registered or beneficial holders of more than 5% of any class of our securities, or any associate of any such director, officer, affiliate or security holder are an adverse party or have a material interest adverse to us.

MANAGEMENT

Our Articles state that our authorized number of directors shall be not less than one and shall be set by resolution of our Board of Directors. Our Board of Directors has fixed the number of directors at three, and we currently have three directors.

Our current directors and officer are:

Name	Age	Position
Alexander Walsh	31	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, and Director

Jonathan Jazwinski	30	Director

Brandon Colker	38	Director

Our Directors will serve in that capacity until our next annual shareholder meeting or until their successors are elected and qualified. Officers hold their positions at the will of our Board of Directors. There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Alexander Walsh , President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer Secretary, Treasurer and Director

Mr. Walsh was appointed President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director of Lithium Exploration in November 2010. From May 2008 to present, Alex Walsh has been a sales, marketing, and business development consultant for AW Enterprises. AW Enterprises was established as a management consulting firm assisting small and middle market businesses in expanding their revenue and profits through strategic partnerships. The roles taken by AW Enterprises were pure consultative roles with management, business development, and sales and marketing consulting. Mr. Walsh’s efforts included strategic planning for companies looking to raise capital and assisting clients with forming strategic partnerships that could increase their revenue and profits. From May 2006 to May 2008, Mr. Walsh was a small business consultant and managing partner for Business Strategies Group. Business Strategies Group is a highly specialized team focusing on providing employee benefits, retirement programs, and insurance products to small and middle market companies. From January 2004 to April 2006, Mr. Walsh was a registered representative for First Investors Corporation where he built and managed a sales and marketing initiative for the western region focusing on small business owners. He attended DePauw University in Greencastle, Indiana where he majored in economics and management and graduated in 2003.

Mr. Walsh was chosen as one of our directors due to his background in venture capital, investor relations and corporate development.

Jonathan Jazwinski , Director.

Mr. Jazwinski was appointed a director in January 2011. Mr. Jazwinski has a BS in Mining Engineering from the University of Arizona (graduated in 2004) and an MBA from the University of Phoenix (graduated in 2009). He began his career with SRK Consulting (from August 2004 to May 2005) working as a field engineer on BHP Billiton’s San Manuel Mine Closure Project. This project remains one of the largest, most comprehensive mine closures and environmental remediations to date. He managed environmental QA/QC testing and construction/demolition documentation.

Since May of 2005 he is employed with Freeport-McMoRan Sierrita and is leading the short-range planning department. Responsibilities include equipment scheduling and production forecasting. Past capacities at SRK and Freeport-McMoRan have involved construction and demolition projects, pit dewatering, ore control, surveying, QA/QC, equipment justification, appropriation requests, and mine operations supervision. Mr. Jazwinski is knowledgeable in several mining specific software programs including MineSight, AcQuire, Aquila, CAES (Caterpillar’s Computer Aided Earthmoving System) and Dispatch.

Mr. Jazwinski is a member of the Society for Mining, Metallurgy and Exploration and has current MSHA (Mine Safety and Health Administration) certification for surface metal mining.

Mr. Jazwinski was chosen as one of our directors due to his experience in the mining industry.

Mr. Jazwinski is an independent director based on the definition of independence in the listing standards of the NYSE Corporate Governance Rules.

Brandon Colker , Director.

Mr. Colker became a director in January 2011. Brandon Colker is the CEO of Sustainable Venture Capital, a company involved in private financial funding. Mr. Colker has been involved in real estate and corporate finance throughout his career. In 2002, Mr. Colker founded Meridian Capital and ran that operation until 2008. In 2008 he formed CFT Capital as a real estate and project financing entity and in 2009 he formed Sustainable Venture Capital focusing efforts on capital financing for sustainable technologies.

Sustainable Venture Capital and CFT Capital’s transactions have included arranging senior or subordinated debt, revolving credit facilities, lease financing, or occasionally where they acted as a finder of private equity. Fundamentally, Brandon is a highly intelligent, focused and effective financier, covering many different types of industries and offering the following financial services:

  Mezzanine, subordinated, asset-backed or other structured debt for refinancing, re-structuring, bridge funding, turnarounds, difficult credit situations and special situations.

  Revolving credit lines for most types of accounts receivable and inventory financing.

  Term loan facilities and project financings for general expansions.

  Finance leases or operating leases for virtually all types of equipment.

  Larger scale real estate development financing.

  Selective finding of institutional and angel private equity for venture stage businesses.

  Venture lease and loan debt for early-stage companies that have raised some equity.

  A broad range of financing experience in hi-tech businesses.

  A special expertise and committed focus in financing services to the environmental industry.

  Wide range of transaction sizes from small ($1-Million) to large ($5- Billion), depending on the nature of the asset class or scope of work.

  Typical loan terms from 1 to 20 years and the lowest relative cost of capital available.

  An aggressive approach to equity financing and dilution issues.

In May 1997, Mr. Colker graduated from the University of California at Santa Barbara with a degree in Economics. Mr. Colker’s connections to private and institutional capital are the reason why he was chosen as one of our directors.

Mr. Colker is an independent director based on the definition of independence in the listing standards of the NYSE Corporate Governance Rules.

Other Directorships

During the last 5 years, none of our directors held any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board of Directors and Director Nominees

The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted. Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which a slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders. If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission. The letter should be accompanied by a résumé supporting the nominee's qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders. Once a candidate has been identified, the Board reviews the individual's experience and background and may discuss the proposed nominee with the source of the recommendation. If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.

Conflicts of Interest

Our directors are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

  the corporation could financially undertake the opportunity;

  the opportunity is within the corporation’s line of business; and

  it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We have adopted a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Significant Employees

Other than as described above, we do not expect any other individuals to make a significant contribution to our business.

Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

  been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

  had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

  been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

  been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

  been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

  been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Audit Committee and Charter

We do not currently have an audit committee.

Code of Ethics

We have adopted a corporate code of ethics. A copy of the code is attached as an exhibit to our Annual Report on Form 10-KSB filed on September 28, 2007.

Family Relationships

There are no family relationships among our officers, directors, or persons nominated for such positions.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth the total annual compensation paid or accrued by us to or for the account of our principal executive officer during the last completed two fiscal years and each other executive officer whose total compensation exceeded $100,000 in either of the last two fiscal years:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Alexander Walsh(1) President, Chief Executive Officer, Chief Financial Officer	2011 2010	Nil N/A	Nil N/A	15,300,000 N/A	Nil N/A	Nil N/A	Nil N/A	45,000(3) N/A	15,345,000 N/A
Nanuk Warman(2) Former President, Chief Executive Officer and Chief Financial Officer	2011 2010	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

(1)	Alexander Walsh was appointed President, Chief Executive Officer, Chief Financial Officer and director on November 4, 2010.

(2)	Nanuk Warman resigned as an officer and director on November 4, 2010.

(3)	Alexander Walsh was compensated as a consultant 7,500 per month from January 1, 2011 to June 30, 2011 for his day to day management of the company. As of July 1, 2011 he is being paid $10,000 a month as an employee.

Option Grants

As of the date of this prospectus we had not granted any options or stock appreciation rights to our named executive officers or directors.

Management Agreements

We entered into a management agreement with Mr. Walsh, our sole officer. Mr. Walsh did receive a onetime payment of 2,000,000 shares, valued at $7.65 per share, as consideration for services provided to us as our director and officer. This management agreement was terminated in September 2011. On January 12, 2012, we entered into an employment agreement with Mr. Walsh pursuant to which he is serving as our Chief Executive Officer and President.   Pursuant to the terms of this agreement, Mr. Walsh will receive an annual salary of $120,000 payable in monthly cash installments or, in the event that cash is unavailable in shares of our common stock.  The term of the agreement is for 24 months commencing on January 12, 2012 and ending on January 12, 2014. The employment agreement also provides for liability insurance and any travel and out-of-pocket expenses incurred and approved us.

Compensation of Directors

On April 27, 2011 Brandon Colker and Jonathan Jazwinski, two of our directors, agreed to compensation of 450,000 shares each, valued at $7.65 per share, for acting on our board of directors. The shares vest annually at 150,000 shares per year for a total of 3 years. On January 12, 2012, we entered into consulting agreements with Brandon Colker and Jonathan Jazwinski pursuant to which they will provide the Company with services as a member of the Company’s Board of Directors in regards to the Company’s management and operations.  The agreements will terminate on April 27, 2014. Pursuant to the terms of the agreements, Mr. Colker and Mr. Jazwinski will receive compensation payable in 150,000 shares of our issuable at the beginning of every year served during the term of their agreements, with 150,000 for the first year having previously been issued.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Compensation Committee

We do not currently have a compensation committee of the Board of Directors or a committee performing similar functions. The Board of Directors as a whole participates in the consideration of executive officer and director compensation. The Company does not have a formal compensation program awarding equity grants to its officers and directors. Rather, from time to time the Company’s board may determine that a grant should be made.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of June 30, 2011, we were obligated to Mr. Walsh, our officer and director, for a non-interest bearing demand loan with a balance of $47,537. We plan to pay the loan back as cash flows become available.

On April 27, 2011 Brandon Colker and Jonathan Jazwinski, two of our directors, agreed to compensation of 450,000 shares each for acting on our board of directors. The shares vest annually at 150,000 share per year for a total of 3 years. Each director was issued 150,000 shares valued at $1,147,500.

Also on April 27, 2011 we issued 2,000,000 restricted (unregistered) shares of our common stock to Mr. Walsh as consideration for services provided to us as our director and officer, those shares were valued at $15,300,000. The shares issued to Mr. Walsh were valued at $7.65 per share, which was the closing price on the date the shares were approved by the Company’s board. During a short time span, including when the shares were issued, the company's common stock was trading well outside (higher than) its normal trading ranges due to market activities over which management had no control and which had no connection to the company’s operations or actions of its officers or directors. The shares were granted as compensation for Mr. Walsh’s work with the Company as its Chief Executive Officer. The shares are agreed to but were not formally approved by the Board until April 27, 2011.

Alexander Walsh, our officer and director, has entered into a guaranty and pledge agreement with us, and Hagen Investments whereby he has pledged 25,000,000 shares of our common stock currently held by him, as collateral and guaranty for our obligations under the securities purchase agreement and the debentures sold to Hagen Investments. The decision by Mr. Walsh to pledge his shares was made as part of the negotiation of the debenture transaction in order to give the debenture purchaser security in case the debenture was not paid back or the Company otherwise breached is obligations under the debenture documents.

     Under the guaranty and pledge agreement, an event of default includes:

          A default in any of the obligations of the Company under the securities purchase agreement, the debenture, the warrants or the guarantee and pledge agreement (the “Transaction Documents”);

          A breach in any material respect by the Company of any of its representations or warranties in the Transaction Documents;

           If an event of default occurs, Hagen Investments may cause the shares pledged by Mr. Walsh to be transferred to them. Unless an event of default has occurred Mr. Walsh continues to have voting rights with respect to the shares he pledged.

Mr. Walsh has not received any consideration for entering into the guaranty and pledge agreement.

There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Director Independence

Our securities are quoted on the OTC Bulletin Board which does not have any director independence requirements. Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the ownership, as of December 31, 2011, of our common stock by each of our directors, by all of our executive officers and directors as a group and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of December 31, 2011, there were 53,115,476 shares of our common stock issued and outstanding. All persons named have sole or shared voting and investment control with respect to the shares, except as otherwise noted. The number of shares described below includes shares which the beneficial owner described has the right to acquire within 60 days of the date of this Form S-1.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common Stock	Alexander Walsh (2) 320 E. Fairmont Dr., Tempe, AZ, 85282	27,000,000 (6)	50.8%
Common Stock	Gekko Industries, Inc. (3) Albrook, Calle Caoba Local 55 A, Planta Baja Ciudad De Panama, Panama	5,000,000 (7)	9.4%
Common Stock	Jonathan Jazwinski (4) 3200 North Hayden Road, Suite 300 Scottsdale, AZ, 85251	150,000 (8)	(9)%
Common Stock	Brandon Colker (5) 3200 North Hayden Road, Suite 300 Scottsdale, AZ, 85251	150,000 (8)	(9)%

	All Officers and Directors as a Group	27,300,000	53.4%

(1)	Based on 53,115,476 issued and outstanding shares of our common stock as of December 31, 2011.

(2)	Alexander Walsh is our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and one of our directors.

(3)	To our knowledge, Manuel Mauricio Monge Acuna has voting and dispositive powers over the securities held by Gekko Industries

(4)	Jonathan Jazwinski is one of our directors

(5)	Brandon Colker is one of our directors.

(6)

Mr. Walsh received 25,000,000 shares from our former president. The date of this transaction was November 30, 2010, and the shares were ministerially transferred in February 2011. Mr. Walsh received 2,000,000 shares as a one-time management fee on April 27, 2011. Mr. Walsh did not agree to purchase shares of the company or to serve as an officer or director of the company at least in part due to a plan, agreement, or understanding that he would solicit, participate in, or facilitate the sale of the enterprise to (or a business combination with) a third party looking to obtain or become a public reporting entity, and he has no such present intention.

(7)

On January 12, 2011, Gekko Industries Inc. acquired a total of 5,000,000 shares of our common stock from Rossanna Vivo, our former officer and director, in a private transaction for approximately $0.001 per share, or $5,000. The shares were purchased by Gekko Industries Inc.’s personal funds. We are unaware of any material relationship between any of our predecessor or affiliates and Gekko Industries. None of our advertising expenses included payments to Gekko Industries. To our knowledge, Manuel Mauricio Monge Acuna . has voting and dispositive powers over the securities held by Gekko Industries.

(8)

On April 27, 2011 Brandon Colker and Jonathan Jazwinski agreed to compensation of 450,000 shares each for acting on our board of directors. The shares vest annually at 150,000 share per year for a total of 3 years.

(9)	Less than 1%.

Changes in Control

As of December 31, 2011 we had no pension plans or compensatory plans or other arrangements which provide compensation in the event of termination of employment or a change in our control.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 500,000,000 shares of common stock, $0.001 par value and 100,000,000 preferred shares, $0.001 par value.

Common Stock

As of the date of this prospectus we had 53,115,476 shares of our common stock issued and outstanding.

Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. Our common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of our common stock are entitled to share equally in dividends from sources legally available, when, as and if declared by our Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to our security holders.

Our Board of Directors is authorized to issue additional shares of our common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as our Board may deem appropriate without further security holder action.

Voting Rights

Each holder of our common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of our common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to our Board of Directors.

Dividend Policy

Holders of our common stock are entitled to dividends if declared by our Board of Directors out of funds legally available for the payment of dividends. From our inception to October 20, 2011 we did not declare any dividends.

We do not intend to issue any cash dividends in the future. We intend to retain earnings, if any, to finance the development and expansion of our business. However, it is possible that our management may decide to declare a stock dividend in the future. Our future dividend policy will be subject to the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

Preferred Stock

We are authorized to issue up to 100,000,000 shares of $0.001 par value preferred stock. We have no shares of preferred stock outstanding. Under our Articles of Incorporation, the Board of Directors has the power, without further action by the holders of the common stock, to determine the relative rights, preferences, privileges and restrictions of the preferred stock, and to issue the preferred stock in one or more series as determined by the Board of Directors. The designation of rights, preferences, privileges and restrictions could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock.

Convertible Securities

Debentures

On June 29, 2011 we entered into a securities purchase agreement with one investor. Pursuant to the terms of the agreement, the investor acquired convertible debentures with an aggregate principal total of $1,500,000; $1,000,000 was paid on June 29, 2011 and $500,000 was paid on July 13, 2011.

The debentures are due on December 28, 2012 and carry an interest rate of twelve percent per annum. The interest is payable on the maturity date in cash or, at our option, in duly authorized, validly issued, fully paid and non-assessable shares of our Common Stock, subject to certain prescribed conditions. The debentures are also convertible, in whole or in part, into shares of Common Stock at a price equal to (i) the lesser of 65% of the lowest reported sale price of the Common Stock for the twenty trading days immediately prior to the date of conversion, or (ii) $0.83 per share (which may be at a discount to the market price of our common stock at the time of maturity), subject to various prescribed conditions. Because a registration statement covering the shares issuable upon conversion of the debentures and exercise of the warrants was not declared effective by October 27, 2011 (180 days of the closing for the initial debenture sale) the conversion price set forth in (i) above is now 55%. The investor may not convert the debentures at any time if upon such conversion the investor would become the beneficial owner of more than 4.99% of the outstanding shares of our Common Stock. The debentures include anti-dilution protection with respect to lower priced issuances of common stock or securities convertible or exchangeable into common stock. The total dollar value of the securities underlying the convertible debentures that we have registered for resale (using the number of underlying securities that we have registered for resale and the market price per share for those securities on June 29, 2011) is $5,830,843.32.

Warrants

Along with the debentures described above, we also issued warrants to acquire a total of 1,807,229 shares of our common stock for a period of five years at a price of $0.913 per share, subject to certain adjustments. The warrants also include cashless exercise provisions in the event that a Registration Statement covering the shares is not effective. The investor may not exercise the warrants at any time if upon such exercise the investor would become the beneficial owner of more than 4.99% of the outstanding shares of our Common Stock. The warrants include anti-dilution protection with respect to lower priced issuances of common stock or securities convertible or exchangeable into common stock.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of us is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

  Chapter 78 of the Nevada Revised Statutes (the “NRS”).

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)	his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)	his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.5702 of the NRS provides as follows:

1.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

	(a)	is not liable pursuant to NRS 78.138; or

(b)

acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

	(a)	is not liable pursuant to NRS 78.138; or

	(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

PLAN OF DISTRIBUTION

     The Selling Stockholder (the “Selling Stockholder”) of the common stock and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  an exchange distribution in accordance with the rules of the applicable exchange;

  privately negotiated transactions;

  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

  broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  a combination of any such methods of sale; or

  any other method permitted pursuant to applicable law.

           The Selling Stockholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “ Securities Act ”), if available, rather than under this prospectus.

           Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

           In connection with the sale of the common stock or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholder may also sell shares of the common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

           The Selling Stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

           The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

           Because Selling Stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act, Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholder.

           We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

           Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed the Selling Stockholder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

SELLING STOCKHOLDER

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholder. We will not receive any proceeds from the resale of the common stock by the selling stockholder. We will receive proceeds from the exercise of the warrants. The investor may exercise the warrants on a cashless basis if the shares of common stock underlying the Warrants are not then registered pursuant to an effective registration statement. In the event the Investor exercises the Warrants on a cashless basis, then we will not receive any proceeds. The selling stockholder is neither a broker-dealer nor an affiliate of a broker dealer and has had no material relationship within the past three years with us or any of our predecessors or affiliates, aside from the purchase of the securities overlying the registered securities.

	Shares Beneficially		Amount Beneficially	Percent
	Owned Prior	Shares to	Owned After	Beneficially Owned
	To Offering	be Offered	Offering (1)	After Offering
Name
Hagen Investments Ltd.	2,650,462(2)	6,350,711(3)	0	0%

(1)	The number assumes the Selling Stockholder sells all of the common shares being offered pursuant to this prospectus.

(2)

The investor may not convert the debenture at any time if upon conversion the investor would become the beneficial owner of more than 4.99% of the outstanding shares of our common stock. The investor may not exercise the warrants at any time if upon such exercise the investor would become the beneficial owner of more than 4.99% of the outstanding shares of our common stock.

(3)

Includes 2,218,18 shares of common stock issuable upon conversion of debentures at a conversion price of $.4125 (which is based on 55% of $.75 which was the lowest reported sales price of our common stock within 20 trading days of January 9, 2012 and which is a discount to the market price of our common stock) 1,807,229 shares of common stock issuable upon exercise of the warrants at an exercise price of $0.913 per share, 2,000,000 shares which were issued upon conversion of $585,000 of the debentures at a conversion price of $.2925, which was determined by using $.45 which was the lowest sales price of our common stock during the twenty days prior to November 22, 2011 and multiplying that by 65% and 325,301 shares of common stock issuable upon payment of interest on the debentures (which is based on a conversion price of $.83, which may be at a discount to the market price of our common stock at the time of maturity of the debentures). Hugh O’Neill exercises sole voting and dispositive powers with respect to the shares to be offered by Hagen Investments, Ltd.

The following table sets forth additional information relating to the selling stockholder’s ownership of our securities.

Shares outstanding prior to convertible note transaction other than selling shareholder and affiliates	Shares registered for resale by selling shareholder or affiliates in prior registration statements	Shares registered for resale by selling shareholder or affiliates that continue to be held	Shares sold in registered resale transaction by selling shareholder or affiliates	Shares registered for resale on behalf of selling shareholder or affiliates in the current transaction
23,815,476	0	0	0	6,231,471

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not Applicable.

LEGAL MATTERS

           Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

           Our balance sheet as of June 30, 2011 and 2010 and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years then ended, appearing in this prospectus have been audited by Child, Van Wagoner & Bradshaw, PLLC, certified public accountants, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

           We have filed with the Securities and Exchange Commission a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of the Company, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document.

           We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

LITHIUM EXPLORATION GROUP, INC.
(formerly Mariposa Resources, Ltd.)

(An Exploration Stage Company)

CONSOLIDATED INTERIM FINANCIAL STATEMENTS

December 31, 2011

(Unaudited)

The accompanying notes are an integral part of these financial statements

Lithium Exploration Group, Inc.
(formerly Mariposa Resources, Ltd.)

(An Exploration Stage Company)

Consolidated Balance Sheets
	December 31,	June 30,
	2011	2011
	(Unaudited)
ASSETS

Current
Cash and cash equivalents	$568,458	$1,009,993
Prepaid expenses	205,568	647,168
Total current assets	774,026	1,657,161

Investment (Note 8)	197,393	-

Total Assets	$971,419	$1,657,161

LIABILITIES

Current
Accounts payable and accrued liabilities	$132,555	$183,194
Derivative liability (Note 6)	975,904	2,060,240
Due to related party (Note 7)	47,537	47,537
Convertible debentures	325,302	-
Accrued interest (Note 6)	82,677	-

Total Liabilities	1,563,975	2,290,971

STOCKHOLDERS’ DEFICIT

Capital stock (Note 3)
Authorized: 100,000,000 preferred shares, $0.001 par value 500,000,000 common shares, $0.001 par value Issued and outstanding: 53,115,476 common shares (June 30, 2011 – 51,115,476)	53,116	51,116
Additional paid-in capital	26,639,907	24,781,907
Deficit accumulated during the exploration stage	(27,285,579)	(25,466,833)
Total Stockholders’ Deficit	(592,556)	(633,810)

Total Liabilities and Stockholders’ Deficit	$971,419	$1,657,161

The accompanying notes are an integral part of these financial statements

Lithium Exploration Group, Inc.
(formerly Mariposa Resources, Ltd.)

(An Exploration Stage Company)

Consolidated Statements of Operations
(Unaudited)

					Cumulative from
	Three Months		Six Months		Inception
	Ended December 31,		Ended December 31,		(May 31, 2006) to
	2011	2010	2011	2010	December 31, 2011

Revenue	$-	$-	$-	$-	$-

Operating Expenses:
Advertising	14,484	-	25,272	-	52,367
Consulting	48,000	-	141,675	-	253,575
Director fees	-	-	-	-	17,595,000
General and administrative	9,018	748	25,695	844	48,963
Investor relations (Note 3)	130,400	-	581,600	-	732,000
Management fees	-	-	-	-	45,000
Mining expenses (Note 5)	94,558	90,000	171,604	90,000	6,450,510
Professional fees	36,976	3,923	68,548	10,683	228,575
Travel	7,598	-	22,390	-	37,387
Wages	41,369	-	98,319	-	98,319

Loss from operations	(382,403)	(94,671)	(1,135,103)	(101,527)	(25,541,696)

Other income (expenses)
Accretion of beneficial conversion feature (Note 6)	(45,181)	-	(325,302)	-	(325,302)
Interest on convertible debenture (Note 6)	(37,677)	-	(82,677)	-	(82,677)
Gain on derivative liability (Note 6)	704,820	-	2,090,361	-	2,198,795
Loss on discharge of indebtedness (Note 6)	(1,275,000)	-	(1,275,000)	-	(1,275,000)
Financing expense (Note 6)	(585,000)	-	(1,091,025)	-	(2,259,699)

Loss before income taxes	(1,620,441)	(94,671)	(1,818,746)	(101,527)	(27,285,579)

Provision for Income Taxes (Note 4)	-	-	-	-	-

Net loss for the Period	(1,620,441)	(94,671)	(1,818,746)	(101,527)	(27,285,579)

Basic and Diluted Loss per Common Share	$(0.03)	$(0.00)	$(0.04)	$(0.00)

Weighted Average Number of Common Shares Outstanding	51,963,302	47,375,000	51,539,389	47,375,000

The accompanying notes are an integral part of these financial statements

Lithium Exploration Group, Inc.
(formerly Mariposa Resources, Ltd.)

(An Exploration Stage Company)

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)
For the Period of Inception (May 31, 2006) to December 31, 2011
	Common Stock
				Deficit
				Accumulated
				During the
	Number of		Additional	Exploration	Stockholders’
	Shares	Amount	Paid-in Capital	Stage	Equity (Deficit)

Inception – May 31, 2006	-	$-	$-	$-	$-
Common shares issued to a founder at $0.01 cash per share, June 6, 2006	20,000,000	20,000	-	-	20,000
Loss for the period (Unaudited)	-	-	-	(2,687)	(2,687)
Balance – June 30, 2006 (Unaudited)	20,000,000	20,000	-	(2,687)	17,313
Common shares issued to founders at $0.01 per share, July 1, 2006	10,000,000	10,000	-	-	10,000
Common shares issued for cash at $0.04 per share, December 11, 2006	17,375,000	17,375	52,125	-	69,500
Loss for the year (Unaudited)	-	-	-	(59,320)	(59,320)
Balance – June 30, 2007 (Unaudited)	47,375,000	47,375	52,125	(62,007)	37,493
Loss for the year	-	-	-	(22,888)	(22,888)
Balance – June 30, 2008	47,375,000	47,375	52,125	(84,895)	14,605
Loss for the year	-	-	-	(31,624)	(31,624)
Balance – June 30, 2009	47,375,000	47,375	52,125	(116,519)	(17,019)
Loss for the year	-	-	-	(20,639)	(20,639)
Balance – June 30, 2010	47,375,000	47,375	52,125	(137,158)	(37,658)
Common shares issued for cash at $1.00 per share, January 27, 2011	250,000	250	249,750	-	250,000
Common shares issued for cash at $5.25 per share, April 28, 2011	190,476	191	999,809	-	1,000,000
Common shares issued for mining expenses and related finder’s fees	500,000	500	49,500	-	50,000
Common shares issued for settlement of mining expenses	200,000	200	739,800	-	740,000
Common shares issued for director fees	2,300,000	2,300	17,592,700	-	17,595,000
Common shares issued for investor relations	300,000	300	701,700	-	702,000
Options issued for mining expenses			4,396,523		4,396,523
Loss for the year	-	-	-	(25,329,675)	(25,329,675)
Balance – June 30, 2011	51,115,476	51,116	24,781,907	(25,466,833)	(633,810)
Common shares issued for debt conversion	2,000,000	2,000	1,858,000	-	1,860,000
Loss for the period (Unaudited)	-	-	-	(1,818,746)	(1,818,746)
Balance – December 31, 2011 (Unaudited)	53,115,476	$53,116	$26,639,907	$(27,285,579)	$(592,556)

The accompanying notes are an integral part of these financial statements

Lithium Exploration Group, Inc.
(formerly Mariposa Resources, Ltd.)

(An Exploration Stage Company)

Consolidated Statements of Cash Flows
(Unaudited)
			Cumulative from
	Six Months	Six Months	Inceptions (May 31,
	Ended	Ended	2006) to December
	December 31, 2011	December 31, 2010	31, 2011
Cash Flows from Operating Activities
Net loss for the period	$(1,818,746)	$(101,527)	$(27,285,579)
Items not affecting cash:
Common shares issued for mining expenses and related finder’s fees	-	-	790,000
Common shares issued for director fees	-	-	17,595,000
Common shares issued for investor relations	-	-	702,000
Options issued for mining expenses	-	-	4,396,523
Interest accrued on convertible debenture	82,677	-	82,677
Accretion of beneficial conversion feature	325,302	-	325,302
Financing expense	1,091,025	-	2,259,699
Loss on discharge of indebtedness	1,275,000	-	1,275,000
Gain on derivative liability - warrants	(2,090,361)	-	(2,198,795)

Changes in operating assets and liabilities:
Prepaid expenses	441,600	200	(205,568)
Accounts payable and accrued liabilities	(50,639)	90,148	132,555
Net cash used in operations	(744,142)	(11,179)	(2,131,186)

Cash Flows from Investing Activities
Investment	(197,393)	-	(197,393)
Net cash used in investing activities	(197,393)	-	(197,393)

Cash Flows from Financing Activities
Advance from related party	-	10,738	47,537
Issuance of common shares for cash	-	-	1,349,500
Issuance of convertible debenture	500,000	-	1,500,000
Net cash provided by financing activities	500,000	10,738	2,897,037

Increase (decrease) in cash and cash equivalents	(441,535)	(441)	568,458
Cash and cash equivalents - beginning of period	1,009,993	441	-
Cash and cash equivalents - end of period	$568,458	$-	$568,458

Supplementary Cash Flow Information
Non-cash investing and financing activities:
Common stock issued for debt	$1,860,000	$-	$1,860,000
Cash paid for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements

Lithium Exploration Group, Inc.
(formerly Mariposa Resources, Ltd.)

(An Exploration Stage Company)

Notes to Consolidated Interim Financial Statements
December 31, 2011
(Unaudited)

1.	Organization

Lithium Exploration Group, Inc (formerly Mariposa Resources, Ltd.) (the “Company”) was incorporated on May 31, 2006 in the State of Nevada, U.S.A. It is based in Scottsdale, Arizona, USA. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is June 30.

Effective November 30, 2010, the Company changed its name to “Lithium Exploration Group, Inc.,” by way of a merger with its wholly-owned subsidiary Lithium Exploration Group, Inc., which was formed solely for the change of name.

A wholly owned subsidiary, 1617437 Alberta Ltd was incorporated in the province of Alberta, Canada on July 8, 2011.

The Company is an exploration stage company that engages principally in the acquisition, exploration, and development of resource properties. Prior to June 25, 2009, the Company had the right to conduct exploration work on 20 mineral mining claims in Esmeralda County, Nevada, U.S.A. On July 31, 2009, the Company acquired an option to enter into a joint venture for the management and ownership of the Jack Creek Project, a mining project located in Elko County, Nevada. On September 25, 2009, the joint venture was terminated and the Company entered into an agreement with Beeston Enterprises Ltd., under which the Company was granted an option to acquire an undivided 50% interest in eight mineral claims located in the Clinton Mining District of British Columbia, Canada. On December 16, 2010, the Company entered into an Assignment Agreement to acquire an undivided 100% right, title and interest in and to certain mineral permits located in the Province of Alberta, Canada (see Note 5). On January 18, 2011, the Company entered into a Purchase Option Agreement to acquire an undivided 60% interest in certain mineral claims known as the Salta Aqua Claims located in Salta Province, Argentina after exploring the project further we have determined that a commercially viable economic mineral deposit was not found on the property and accordingly, on January 18, 2012, our company abandoned the Salta Project. See Note 5). To date, the Company’s activities have been limited to its formation, the raising of equity capital and its mining exploration work program.

Exploration Stage Company

The Company is considered to be in the exploration stage as defined in FASC 915-10-05 “Development Stage Entities,” and interpreted by the Securities and Exchange Commission for mining companies in Industry Guide 7. The Company is devoting substantially all of its efforts to development of business plans and the acquisition of mineral properties.

Lithium Exploration Group, Inc.
(formerly Mariposa Resources, Ltd.)

(An Exploration Stage Company)

Notes to Consolidated Interim Financial Statements
December 31, 2011
(Unaudited)

2.	Significant Accounting Policies

Basis of presentation and consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

The consolidated financial statements include the accounts of the Company and its subsidiary 1617437 Alberta Ltd. Intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company. Significant estimates that may materially change in the near term include the valuation of derivative liabilities and the underlying warrants, as well as fair value of investments.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with original maturities of less than three months, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $568,458 and $1,009,993 in cash and cash equivalents at December 31, 2011 and June 30, 2011, respectively.

Prepaid expenses

Prepaid expenses mainly consist of legal retainers, deposit for mineral property exploration, and shares issued for investor relations. Legal retainers and deposit for mineral property exploration will be expensed in the period when services are completed. Shares issued for investor relations are amortized as investor relation expenses over service term.

Start-Up Costs

In accordance with FASC 720-15-20 “Start-Up Costs,” the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Lithium Exploration Group, Inc.
(formerly Mariposa Resources, Ltd.)

(An Exploration Stage Company)

Notes to Consolidated Interim Financial Statements
December 31, 2011
(Unaudited)

2.	Significant Accounting Policies - Continued

Mineral Acquisition and Exploration Costs

The Company has been in the exploration stage since its formation on May 31, 2006 and has not yet realized any revenue from its planned operations. It is primarily engaged in the acquisition, exploration, and development of mining properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserves.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Net Income or (Loss) per Share of Common Stock

The Company has adopted FASC Topic No. 260, “Earnings Per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.

Potentially dilutive securities are not presented in the computation of EPS since their effects are anti-dilutive.

Foreign Currency Translations

The Company’s functional and reporting currency is the US dollar. All transactions initiated in other currencies are translated into US dollars using the exchange rate prevailing on the date of transaction. Monetary assets and liabilities denominated in foreign currencies are translated into the US dollar at the rate of exchange in effect at the balance sheet date. Unrealized exchange gains and losses arising from such transactions are deferred until realization and are included as a separate component of stockholders’ equity (deficit) as a component of comprehensive income or loss. Upon realization, the amount deferred is recognized in income in the period when it is realized.

No significant realized exchange gain or losses were recorded from inception (May 31, 2006) to December 31, 2011.

Lithium Exploration Group, Inc.
(formerly Mariposa Resources, Ltd.)

(An Exploration Stage Company)

Notes to Consolidated Interim Financial Statements
December 31, 2011
(Unaudited)

2.	Significant Accounting Policies - Continued

Comprehensive Income (Loss)

FASC Topic No. 220, “Comprehensive Income,” establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. From inception (May 31, 2006) to December 31, 2011, the Company had no items of other comprehensive income. Therefore, net loss equals comprehensive loss from inception (May 31, 2006) to December 31, 2011.

Risks and Uncertainties

The Company operates in the resource exploration industry that is subject to significant risks and uncertainties, including financial, operational, technological, and other risks associated with operating a resource exploration business, including the potential risk of business failure.

Environmental Expenditures

The operations of the Company have been, and may in the future be, affected from time to time in varying degree by changes in environmental regulations, including those for future reclamation and site restoration costs. Both the likelihood of new regulations and their overall effect upon the Company vary greatly and are not predictable. The Company's policy is to meet or, if possible, surpass standards set by relevant legislation by application of technically proven and economically feasible measures.

Environmental expenditures that relate to ongoing environmental and reclamation programs are charged against earnings as incurred or capitalized and amortized depending on their future economic benefits. All of these types of expenditures incurred since inception have been charged against earnings due to the uncertainty of their future recoverability. Estimated future reclamation and site restoration costs, when the ultimate liability is reasonably determinable, are charged against earnings over the estimated remaining life of the related business operation, net of expected recoveries.

Recent Accounting Pronouncements

Recent accounting pronouncements that are listed below did not, and are not currently expected to, have a material effect on the Company’s financial statements, but will be implemented in the Company’s future financial reporting when applicable.

Lithium Exploration Group, Inc.
(formerly Mariposa Resources, Ltd.)

(An Exploration Stage Company)

Notes to Consolidated Interim Financial Statements
December 31, 2011
(Unaudited)

2.	Significant Accounting Policies - Continued

FASB Statements:

In June 2009 the FASB established the Accounting Standards Codification ("Codification" or "ASC") as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States ("GAAP"). Rules and interpretive releases of the Securities and Exchange Commission ("SEC") issued under authority of federal securities laws are also sources of GAAP for SEC registrants. Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements. The ASC does change the way the guidance is organized and presented.

“FASB Interpretation No. 46(R)," and SFAS No. 168 (ASC Topic 105), "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles-a replacement of FASB Statement No. 162," were recently issued. SFAS No. 168 has no current applicability to the Company or its effect on the financial statements would not have been significant.

Accounting Standards Update ("ASU") ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures - Overall, ASU No. 2009-13 (ASC Topic 605), Multiple-Deliverable Revenue Arrangements, ASU No. 2009-14 (ASC Topic 985), Certain Revenue Arrangements that include Software Elements, and various other ASU's No. 2009-2 through ASU No. 2011-12 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

Lithium Exploration Group, Inc.
(formerly Mariposa Resources, Ltd.)

(An Exploration Stage Company)

Notes to Consolidated Interim Financial Statements
December 31, 2011
(Unaudited)

3.	Capital Stock

Authorized Stock

At inception, the Company authorized 100,000,000 common shares and 100,000,000 preferred shares, both with a par value of $0.001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Effective April 8, 2009, the Company increased the number of authorized shares to 600,000,000 shares, of which 500,000,000 shares are designated as common stock par value $0.001 per share, and 100,000,000 shares are designated as preferred stock, par value $0.001 per share.

Share Issuances

On January 27, 2011, the Company issued 250,000 shares of common stock in a private placement to two unrelated off-shore investors at $1 per share for total cash proceeds of $250,000.

On April 27, 2011, the Company issued 2,300,000 common shares at a market price of $7.65 per share for director fees.

On January 18, 2011, the Company issued 250,000 common shares at a market price of $0.10 per share for mining expenses relating to the Salta Aqua Claims (Note 5)

On March 7, 2011, the Company issued 250,000 common shares at a market price of $0.10 per share for finder’s fees relating to the Salta Aqua Claims (Note 5)

On April 29, 2011, the Company issued 200,000 common shares at a market price of $3.70 per share for settlement of mineral claims in Clinton Mining District (Note 5)

On May 10, 2011, the Company issued 190,476 shares of common stock in a private placement to an unrelated off-shore investor at $5.25 per share for total cash proceeds of $1,000,000.

On June 11, 2011, the Company issued 300,000 common shares at a market price of $2.34 per share for investor relations.

On November 22, 2011, the Company issued 2,000,000 common shares at a deemed price of $0.93 per share for debenture conversion of $1,860,000 (Note 6).

Effective April 30, 2009, the Company effected a 10 for 1 forward split of its common stock, under which each stockholder of record on that date received ten (10) new shares of the Corporation’s $0.001 par value stock for every one (1) old share outstanding.

Lithium Exploration Group, Inc.
(formerly Mariposa Resources, Ltd.)

(An Exploration Stage Company)

Notes to Consolidated Interim Financial Statements
December 31, 2011
(Unaudited)

3.	Capital Stock - Continued

Since its inception (May 31, 2006), the Company has issued shares of its common stock as follows, retroactively adjusted to give effect to the 10 for 1 forward split:

			Price Per
Date	Description	Shares	Share	Amount

06/06/06	Shares issued for cash	20,000,000	$0.001	$20,000
07/01/06	Shares issued for cash	10,000,000	0.001	10,000
12/11/06	Shares issued for cash	17,375,000	0.004	69,500
01/18/11	Shares issued for mining expenses	250,000	0.100	25,000
01/27/11	Shares issued for cash	250,000	1.000	250,000
03/07/11	Shares issued for mining expenses	250,000	0.100	25,000
04/27/11	Shares issued for director fees	2,300,000	7.650	17,595,000
04/29/11	Shares issued for settlement of mining expenses	200,000	3.700	740,000
05/10/11	Shares issued for cash	190,476	5.250	1,000,000
06/11/11	Shares issued for investor relation	300,000	2.340	702,000

11/22/11	Shares issued for debenture conversion	2,000,000	0.930	1,860,000

	Cumulative Totals	53,115,476		$22,296,500

Of these shares, 32,300,000 were issued to directors and officers of the Company. 17,815,476 were issued to independent investors. 500,000 were issued for mining expenses (Note 5). 300,000 were issued for investor relation expenses. 200,000 were issued for debt settlement. 2,000,000 were issued for debenture conversion (Note 6). There are no preferred shares outstanding. The Company has no stock option plan, warrants or other dilutive securities, other than an option granted to Glottech for 2,000,000 shares (Note 5) and warrants issued to acquire 2,409,639 shares of the Company regarding a convertible debenture (Note 6).

As per management agreements, the Company is obligated to issue 300,000 common shares to two directors by April 27, 2012 and April 27, 2013 respectively provided that they continue to serve as members to the Company’s board of directors. 300,000 common shares were issued to the two directors on April 27, 2011.

Lithium Exploration Group, Inc.
(formerly Mariposa Resources, Ltd.)

(An Exploration Stage Company)

Notes to Consolidated Interim Financial Statements
December 31, 2011
(Unaudited)

4.	Provision for Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under FASC 718-740-20 to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years.

Exploration stage deferred tax assets arising as a result of net operating loss carryforwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. Operating loss carryforwards generated during the period from May 31, 2006 (date of inception) through December 31, 2011 of $5,675,549 will begin to expire in 2026. Accordingly, deferred tax assets were offset by the valuation allowance that increased by approximately $1,254,000 and $18,000 during the periods ended December 31, 2011 and 2010, respectively.

The Company follows the provisions of uncertain tax positions as addressed in FASC 740-10-65-1. The Company recognized approximately no increase in the liability for unrecognized tax benefits.

The Company has no tax position at December 31, 2011 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the periods presented. The Company had no accruals for interest and penalties at December 31, 2011. The Company’s utilization of any net operating loss carry forward may be unlikely as a result of its intended exploration stage activities. The tax years for June 30, 2011, June 30, 2010 and June 30, 2009 are still open for examination by the Internal Revenue Service (IRS).

Lithium Exploration Group, Inc.
(formerly Mariposa Resources, Ltd.)

(An Exploration Stage Company)

Notes to Consolidated Interim Financial Statements
December 31, 2011
(Unaudited)

5.	Mineral Property Costs

Mineral Claims, Clinton Mining District

On September 25, 2009, and amended June 24, 2010, the Company entered into an Option Agreement under which the Company was granted an option to acquire an undivided 50% interest in eight mineral claims located in the Clinton Mining District, Province of British Columbia, Canada (the “Claims”), which Claims total in excess of 3,900 hectares, in consideration of the issuance of 1,500,000 common shares of the Company on or before December 31, 2010. The Claims were subject to a two percent net smelter royalty which can be paid out for the sum of $1,000,000 (CAD). The Company can earn an undivided 50% interest in the Claims by carrying out a $100,000 (CAD) exploration and development program on the Claims on or before December 31, 2010, plus an additional $200,000 (CAD) exploration and development program on the Claims on or before September 25, 2011.

In the event that the Company acquires an interest in the Claims, the Company and the Optionor have further agreed, at the request of either party, to negotiate a joint venture agreement for further exploration and development of the Claims.

On April 29, 2011, the Company entered into a mutual release agreement. The Company is released from any obligations related to the Claims for considerations of a cash payment of CDN $ 54,624 (US$57,901) and the issuance of 200,000 common shares of the Company. The shares have been valued at a market price of $3.70 for a total of $740,000. The total amount of $797,901 has been recorded as mining expenses.

Mineral Permit

On December 16, 2010, the Company entered into an Assignment Agreement to acquire the following:

a. )	An undivided 100% right, title and interest in and to certain mineral permits located in the Province of Alberta, Canada.
b. )	All of the assignor’s right, title and interest in and to the Option Agreement.

Lithium Exploration Group, Inc.
(formerly Mariposa Resources, Ltd.)

(An Exploration Stage Company)

Notes to Consolidated Interim Financial Statements
December 31, 2011
(Unaudited)

5.	Mineral Property Costs - Continued

Mineral Permit - Continued

In consideration for the Assignment, the Company agreed to pay US$90,000 by way of cash or stock of equal value (consisting of amounts previously paid by the Assignor pursuant to the Option Agreement). The full $90,000 (consisting of option payments ‘i’ and ‘vi’ below) was expensed and included in the December 31, 2011 accounts payable balance. The Option shall be in good standing and exercisable by the Company by paying the following amounts on or before the dates specified in the following schedule:

i. )	CDN $40,000 (paid) upon execution of the agreement;
ii. )	CDN $60,000 (paid) on or before January 1, 2012;
iii. )	CDN $100,000 on or before January 1, 2013;
iv. )	CDN $300,000 on or before January 1, 2014; and
v. )	Paying all such property payments as may be required to maintain the mineral permits in good standing.
vi. )

The Optionee shall provide a refundable amount of CDN$50,000 (paid) to the Optionor by November 2, 2010, which shall be applied by the Optionor towards work assessment expenses acceptable to the Government of Alberta, with any unused portion to be applied against payments required to maintain the permits underlying the property in good standing.

Lithium Exploration Group, Inc.
(formerly Mariposa Resources, Ltd.)

(An Exploration Stage Company)

Notes to Consolidated Interim Financial Statements
December 31, 2011
(Unaudited)

5.	Mineral Property Costs - Continued

Mineral Claims, Salta Agua Claims

By agreement dated January 18, 2011, the Company entered into a Purchase Option Agreement to acquire an undivided 60% interest in certain mineral claims known as the Salta Agua Claims located in Salta Province, Argentina.

To earn an undivided 60% interest in the Property, the Company must:

i)	pay to the Optionor a total of US$375,000 as follows:
	a)	US$25,000 (paid) upon execution of the agreement;
	b)	US$50,000 (paid) within thirty days after the effective date;
	c)	US$100,000 on or before January 18, 2012 (not paid);
	d)	US$100,000 on or before January 18, 2013;
	e)	US$100,000 on or before January 18, 2014;

ii)	allot and issue to the Optionor, up to a total of 1,000,000 common shares as follows:
	a)	250,000 Shares within thirty days after the effective date (issued)(Note 3);
	b)	250,000 Shares on or before January 18, 2012 (not issued);
	c)	250,000 Shares on or before January 18, 2013;
	d)	250,000 Shares on or before January 18, 2014;

iii)	incur Exploration Expenditures of not less than a cumulative total of US$4,000,000 as follows:
	a)	US$250,000 on or before January 18, 2013;
	b)	US$500,000 on or before January 18, 2014;
	c)	US$1,250,000 on or before January 18, 2015;
	d)	US$2,000,000 on or before January 18, 2016.

Upon completion of the above terms, the Company will acquire the remaining 40% interest in the Property by paying the sum of $6,000,000, payable either in a lump sum due 180 days later, or by paying $3,000,000 at such time and $3,000,000 plus interest at the rate of LIBOR plus 5% interest 12 months later.

Upon the commencement of Commercial Production, the Company will pay to the Optionor a Royalty of 3% Gross Returns.

During the year ended June 30, 2011, the Company paid a finder’s fee of $10,000 and issued 250,000 common shares of the Company to the finder. The shares are valued at a market price of $0.10 for a total of $25,000.

The agreement has been terminated subsequent to the period ended December 31, 2011 and no further payments are due on this option (see note 10).

Lithium Exploration Group, Inc.
(formerly Mariposa Resources, Ltd.)

(An Exploration Stage Company)

Notes to Consolidated Interim Financial Statements
December 31, 2011
(Unaudited)

5.	Mineral Property Costs - Continued

Glottech Technology

On March 17, 2011 and subsequently amended on November 18, 2011, the Company entered into a letter agreement to acquire one initial unit of proprietary and patented mechanical ultrasound technology for use in water purification, inclusive of its process of separating from water, as the primary fluid stock, the salt and other minerals and by –products contained therein, with Glottech – USA.

To acquire the unit, the Company must make the following payments:

a)	US$25,000 upon execution of the agreement (paid);
b)	US$75,000 within 180 days of execution of the agreement (paid);
c)	US$700,000 within 10 days of receipt of invoice from Glottech –USA LLC if the payment in b) is made (paid).
d)

The Company also granted an option to acquire 2,000,000 shares at $1.00 per share to Glottech – USA upon receipt of the operational ultrasonic generator that they are building for Lithium Exploration Group. The 2,000,000 shares are to be paid from outstanding shares owned by Alex Walsh, company CEO.

Commencing as of the end of an initial sixty day testing and training period following satisfactory delivery and physical setup of the technology, and continuing thereafter for as long as the technology remains in the possession of the Company, the Company shall pay continuing monthly royalties in an amount equal to $2.00 per physical ton of water processed pursuant to the usage of the technology.

The option (resulting in additional mining expenses of $4,396,523) was valued using Black-Scholes method using the following assumptions:

  Risk-free interest rate - 0.18%
  Term – One Year
  Dividend yield – 0%
  Exercise price - $1.00
  Underlying stock price - $2.47
  Volatility – 257%

Lithium Exploration Group, Inc.
(formerly Mariposa Resources, Ltd.)

(An Exploration Stage Company)

Notes to Consolidated Interim Financial Statements
December 31, 2011
(Unaudited)

6.	Convertible Debenture

Prior to June 30, 2011, the Company entered into a securities purchase agreement with one investor. Pursuant to the terms of the agreement, the investor acquired convertible debentures with an aggregate total of $1,500,000.The debenture is due on December 28, 2012 and carries an interest rate of 12% per annum. The debenture is convertible at $0.83 per share subject to various prescribed conditions. On November 22, 2011, $1,660,000 of the debenture was converted to 2,000,000 common shares at a deemed price of $0.93. During the period ended December 31, 2011, an interest expense of $82,677 was accrued.

The debentures include anti-dilution protection with respect to lower priced issuances of common stock or securities convertible or exchangeable into common stock.

Along with the debenture, the Company issued warrants to acquire a total of 2,409,639 shares of the Company for a period of five years at an exercise price of $0.913 of which 1,204,819 warrants were granted on June 29, 2011and 602,410 warrants were granted on July 12, 2011.

The warrants include anti-dilution protection with respect to lower priced issuances of common stock or securities convertible or exchangeable into common stock.

The warrants bear a cashless exercise provision which resulted in derivative liability treatment under ASC topic 815-10-55 totaling $2,168,674 and $1,006,025 for warrants issued on June 29, 2011 and July 12, 2011 respectively. Because proceeds from the debenture as of June 30, 2011 were only $1,000,000, corresponding 1,204,819 warrants resulted in additional financing expenses of $1,168,674 in the year ended June 30, 2011. In July 2011, additional proceeds of $500,000 from the debenture were received. Corresponding 602,410 warrants resulted in additional financing expenses of $506,025 in the period ended December 31, 2011. In November, 2011, $1,860,000 of the debenture was converted to 2,000,000 common shares of the Company at a deemed price of $0.93. Corresponding 1,204,819 warrants resulted in additional financing expenses of $1,860,000 in the period ended December 31, 2011.

The Company used the Lattice Model for valuing warrants using the following assumptions:

  Risk-free interest rate – 0.83%
  Term – 5 years
  Dividend yield – 0%
  Underlying stock price - $0.54
  Volatility – 453%

At December 31, 2011, the warrants were valued at $975,904 resulting in a gain on derivative liability of $2,090,361 in the six months period ended December 31, 2011. The corresponding beneficial conversion feature of the initial $1,500,000 was accreted to interest expense over the term of debenture of 18 months. During the six month period ended December 31, 2011, an accretion of $325,302 was recognized.

Lithium Exploration Group, Inc.
(formerly Mariposa Resources, Ltd.)

(An Exploration Stage Company)

Notes to Consolidated Interim Financial Statements
December 31, 2011
(Unaudited)

7.	Due to Related Party

As of December 31, 2011 and June 30, 2011, the Company was obligated to a director for a non-interest bearing demand loan with a balance of $47,537 and $47,537, respectively. The Company plans to pay the loan back as cash flows become available.

8.	Investment

During the period ended December 31, 2011, the Company paid US$197,393 (CDN $200,000) in consideration for 800,000 shares of First Reef Energy Inc.

The Company intends to sell the securities purchased in the near term, and accordingly, has classified them as Available-for-Sale securities, wherein, unrealized gains or losses resulting from marking the securities to market are recorded in other comprehensive income. The securities are valued using Tier Three inputs in accordance with FASB ASC 870-10: Fair Value Measurements and Disclosure (FASB 157) resulting in estimated fair value of $197,393 at December 31, 2011. Resulting other comprehensive income is nominal.

9.	Going Concern and Liquidity Considerations

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As at December 31, 2011, the Company had a working capital deficiency of $789,949 and an accumulated deficit of $26,639,907. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the next twelve months.

The ability of the Company to emerge from the exploration stage is dependent upon, among other things, obtaining additional financing to continue operations, explore and develop the mineral properties and the discovery, development and sale of ore reserves.

In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Lithium Exploration Group, Inc.
(formerly Mariposa Resources, Ltd.)

(An Exploration Stage Company)

Notes to Consolidated Interim Financial Statements
December 31, 2011
(Unaudited)

10.	Subsequent Events

Employment Agreement

On January 12, 2012, the Company entered into an employment agreement with a director. Commencing on January 12, 2012, the director will be employed for 24 months ending on January 12, 2014. Pursuant to the agreement, annual salary of US$120,000 is payable monthly in cash or if the Company does not have available cash, in shares of the Company’s common stock.

Consulting Agreements

On January 12, 2012, the Company entered into two consulting agreements with consultants to provide services as members of the Board of Directors in regards to the Company’s management and operations. The compensation for the services to be provided by each consultant will be 150,000 shares of the Company’s common stock issuable at the beginning of each year from an effective date of April 27, 2011 to April 27, 2014, of which 150,000 shares have already been issued to each consultant in their first year of service.

The Company has evaluated subsequent events from December 31, 2011 through the date of this report, and determined there are no additional items to disclose.

Termination of Option Agreement

The option agreement related to Salta Aqua Claims has been terminated subsequent to the period ended December 31, 2011 (see note 5).

INDEX TO FINANCIAL STATEMENTS

AUDITED FINANCIAL STATEMENTS AS OF JUNE 30, 2011 AND 2010:

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Officers and Directors
Mariposa Resources, Ltd.

We have audited the accompanying balance sheets of Lithium Exploration Group, Inc. (formerly Mariposa Resources, Ltd.) (an exploration stage company) (the Company) as of June 30, 2011 and 2010, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lithium Exploration Group, Inc. (formerly Mariposa Resources, Ltd.) as of June 30, 2011 and 2010, and the results of its operations, and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has recurring losses and has not generated revenues from its planned principal operations. These factors raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Child, Van Wagoner & Bradshaw, PLLC
Certified Public Accountants
Salt Lake City, Utah
October 14, 2011, except for note 9, for which the date is January 27, 2012

LITHIUM EXPLORATION GROUP, INC.
(formerly Mariposa Resources, Ltd.)

(An Exploration Stage Company)

AUDITED FINANCIAL STATEMENTS

June 30, 2011 and 2010

Lithium Exploration Group, Inc.
(formerly Mariposa Resources, Ltd.)
(An Exploration Stage Company)
Balance Sheets
As of June 30,

	2011	2010
ASSETS

Current
Cash and cash equivalents	$1,009,993	$441
Prepaid expenses	647,168	200
Total Current Assets	1,657,161	641

Total Assets	$1,657,161	$641

LIABILITIES

Current
Accounts payable and accrued liabilities	$183,194	$1,500
Derivative liability (Note 6)	2,060,240	-
Due to related party (Note 7)	47,537	36,799
Total Current Liabilities	2,290,971	38,299

Total Liabilities	2,290,971	38,299

STOCKHOLDERS’ DEFICIT

Capital stock (Note 3)
Authorized: 100,000,000 preferred shares, $0.001 par value 500,000,000 common shares, $0.001 par value Issued and outstanding: 51,115,476 common shares (June 30, 2010: 47,375,000)	51,116	47,375
Additional paid-in capital	24,781,907	52,125
Deficit accumulated during the exploration stage	(25,466,833)	(137,158)
Total Stockholders’ Deficit	(633,810)	(37,658)

Total Liabilities and Stockholders’ Deficit	$1,657,161	$641

See accompanying notes.

F-4

Lithium Exploration Group, Inc.
(formerly Mariposa Resources, Ltd.)
(An Exploration Stage Company)
Statements of Operations

			Cumulative from
			Inception
			(May 31, 2006) to
			June 30,
	Year Ended June 30,		2011
	2011	2010	(unaudited)

Revenue:	$-	$-	$-

Operating expenses:
Advertising	27,095	-	27,095
Consulting	111,900	-	111,900
Directors fees	17,595,000	-	17,595,000
General and administrative	13,361	354	23,268
Investor relations (Note 3)	150,400	-	150,400
Management fees	45,000	-	45,000
Mining expenses (Note 5)	6,227,641	-	6,278,906
Professional fees	84,041	20,285	160,027
Travel	14,997	-	14,997

Loss from operations	(24,269,435)	(20,639)	(24,406,593)

Other income (expenses)
Gain on derivative liability - warrants	108,434	-	108,434
Financing expense	(1,168,674)	-	(1,168,674)

Loss before income taxes	(25,329,675))	(20,639)	(25,446,833)

Provision for income taxes (Note 4)	-	-	-

Net Loss for the year	$(25,329,675)	$(20,639)	$(25,466,833)

Basic and Diluted Loss per Common Share	$(0.53)	$(0.00)

Weighted Average Number of Common Shares Outstanding	47,818,327	47,375,000

See accompanying notes.

F-5

Lithium Exploration Group, Inc.
(formerly Mariposa Resources, Ltd.)
(An Exploration Stage Company)
Statements of Changes in Stockholders’ Equity (Deficit)
For the Period of Inception (May 31, 2006) to June 30, 2011

	Common Stock
				Deficit
				Accumulated
				During the
	Number of		Additional	Exploration	Stockholders’
	Shares	Amount	Paid-in Capital	Stage	Equity(Deficit)

Inception – May 31, 2006	-	$-	$-	$-	$-
Common shares issued to founders at $0.01 per share, June 6, 2006	20,000,000	20,000	-	-	20,000
	-	-	-
Loss for the period (Unaudited)				(2,687)	(2,687)
	20,000,000
Balance – June 30, 2006 (Unaudited)		20,000	-	(2,687)	17,313
Common shares issued to founders at $0.01 per share, July 1, 2006	10,000,000	10,000	-	-	10,000
Common shares issued for cash at $0.04 per share, December 11, 2006	17,375,000	17,375	52,125	-	69,500
Loss for the year (Unaudited)	-	-	-	(59,320)	(59,320)
Balance – June 30, 2007 (Unaudited)	47,375,000	47,375	52,125	(62,007)	37,493

Loss for the year	-	-	-	(22,888)	(22,888)
Balance – June 30, 2008	47,375,000	47,375	52,125	(84,895)	14,605

Loss for the year	-	-	-	(31,624)	(31,624)
Balance – June 30, 2009	47,375,000	47,375	52,125	(116,519)	(17,019)

Loss for the year	-	-	-	(20,639)	(20,639)
Balance – June 30, 2010	47,375,000	47,375	52,125	(137,158)	(37,658)

Common shares issued for cash at $1.00 per share, January 27, 2011	250,000	250	249,750	-	250,000
Common shares issued for cash at $5.25 per share, April 28, 2011	190,476	191	999,809	-	1,000,000
Common shares issued for mining expenses and related finder’s fees	500,000	500	49,500	-	50,000
Common shares issued for settlement of mining expenses	200,000	200	739,800	-	740,000
Common shares issued for director fees	2,300,000	2,300	17,592,700	-	17,595,000
Common shares issued for investor relations	300,000	300	701,700	-	702,000
Options issued for mining expenses			4,396,523		4,396,523
Loss for the year	-	-	-	(25,329,675)	(25,329,675)
Balance – June 30, 2011	51,115,476	$51,116	$24,781,907	$(25,466,833)	$(633,810)

See accompanying notes.

F-6

Lithium Exploration Group, Inc.
(formerly Mariposa Resources, Ltd.)
(An Exploration Stage Company)
Statements of Cash Flows

				Cumulative
				from Inception
			Year	(May 31, 2006)
		Year End	End	to June 30,
		June 30,	June 30,	2011
		2011	2010	(unaudited)

Cash Flows from Operating Activities
Net loss for the year		$(25,329,675)	$(20,639)	$(25,466,833)
Items not affecting cash:
Common shares issued for mining expenses and related finder’s fees		790,000	-	790,000
Common shares issued for director fees		17,595,000	-	17,595,000
Common shares issued for investor relations		702,000	-	702,000
Options issued for mining expenses		4,396,523		4,396,523
Financing expense		1,168,674		1,168,674
Gain on derivative liability - warrants		(108,434)		(108,434)

Changes in operating assets and liabilities:
Prepaid expenses		(646,968)	(200)	(647,168)
Accounts payable and accrued liabilities		181,694	(1,984)	183,194
Net cash used in operations		(1,251,186)	(22,823)	(1,387,044)

Cash Flows from Financing Activities
Advance from related party		10,738	23,132	47,537
Issuance of common shares for cash		1,250,000	-	1,349,500
Issuance of convertible debenture		1,000,000	-	1,000,000
Net cash provided by financing activities		2,260,738	23,132	2,397,037

Increase in cash and cash equivalents		1,009,552	309	1,009,993

Cash and cash equivalents - beginning of period		441	132	-

Cash and cash equivalents - end of period		$1,009,993	$441	$1,009,993

Supplementary Cash Flow Information
Cash paid for:
Interest	$		$-	$-
Income taxes	$		$-	$-

See accompanying notes.

F-7

Lithium Exploration Group, Inc.
(formerly Mariposa Resources, Ltd.)
(An Exploration Stage Company)
Notes to Audited Financial Statements
June 30, 2011 and 2010

1. Organization

Lithium Exploration Group, Inc (formerly Mariposa Resources, Ltd.) (the “Company”) was incorporated on May 31, 2006 in the State of Nevada, U.S.A. It is based in Scottsdale, Arizona, USA. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is June 30.

Effective November 30, 2010, the Company changed its name to “Lithium Exploration Group, Inc.,” by way of a merger with its wholly-owned subsidiary Lithium Exploration Group, Inc., which was formed solely for the change of name.

The Company is an exploration stage company that engages principally in the acquisition, exploration, and development of resource properties. Prior to June 25, 2009, the Company had the right to conduct exploration work on 20 mineral mining claims in Esmeralda County, Nevada, U.S.A. On July 31, 2009, the Company acquired an option to enter into a joint venture for the management and ownership of the Jack Creek Project, a mining project located in Elko County, Nevada. On September 25, 2009, the joint venture was terminated and the Company entered into an agreement with Beeston Enterprises Ltd., under which the Company was granted an option to acquire an undivided 50% interest in eight mineral claims located in the Clinton Mining District of British Columbia, Canada. On December 16, 2010, the Company entered into an Assignment Agreement to acquire an undivided 100% right, title and interest in and to certain mineral permits located in the Province of Alberta, Canada (see Note 5). On January 18, 2011, the Company entered into a Purchase Option Agreement to acquire an undivided 60% interest in certain mineral claims known as the Salta Aqua Claims located in Salta Province, Argentina (See Note 5). To date, the Company’s activities have been limited to its formation, the raising of equity capital and its mining exploration work program.

Exploration Stage Company

The Company is considered to be in the exploration stage as defined in FASC 915-10-05 “Development Stage Entities,” and interpreted by the Securities and Exchange Commission for mining companies in Industry Guide 7. The Company is devoting substantially all of its efforts to development of business plans and the acquisition of mineral properties.

2. Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Significant estimates that may change in the near term are the valuation of warrants resulting in derivative liabilities, valuation of shares issued for prepaid expenses, and deferred tax assets and related valuation allowances.

F-8

Lithium Exploration Group, Inc.
(formerly Mariposa Resources, Ltd.)
(An Exploration Stage Company)
Notes to Audited Financial Statements
June 30, 2011 and 2010

2. Significant Accounting Policies - Continued

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with original maturities of less than three months, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $1,009,993 and $441 in cash and cash equivalents at June 30, 2011 and June 30, 2010, respectively.

Start-Up Costs

In accordance with FASC 720-15-20 “Start-Up Costs,” the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Mineral Acquisition and Exploration Costs

The Company has been in the exploration stage since its formation on May 31, 2006 and has not yet realized any revenue from its planned operations. It is primarily engaged in the acquisition, exploration, and development of mining properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserves.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Net Income or (Loss) per Share of Common Stock

The Company has adopted FASC Topic No. 260, “Earnings Per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding, other than an option granted to Glottech (see note 5) for 2,000,000 shares. All potentially dilutive securities have been excluded from the computation of diluted earnings per share as their effect on loss per common share would have been anti-dilutive.

F-9

Lithium Exploration Group, Inc.
(formerly Mariposa Resources, Ltd.)
(An Exploration Stage Company)
Notes to Audited Financial Statements
June 30, 2011 and 2010

2. Significant Accounting Policies - Continued

Foreign Currency Translations

The Company’s functional and reporting currency is the US dollar. All transactions initiated in other currencies are translated into US dollars using the exchange rate prevailing on the date of transaction. Monetary assets and liabilities denominated in foreign currencies are translated into the US dollar at the rate of exchange in effect at the balance sheet date. Unrealized exchange gains and losses arising from such transactions are deferred until realization and are included as a separate component of stockholders’ equity (deficit) as a component of comprehensive income or loss. Upon realization, the amount deferred is recognized in income in the period when it is realized.

No significant realized exchange gain or losses were recorded from inception (May 31, 2006) to June 30, 2011.

Comprehensive Income (Loss)

FASC Topic No. 220, “Comprehensive Income,” establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. From inception (May 31, 2006) to June 30, 2011, the Company had no items of other comprehensive income. Therefore, net loss equals comprehensive loss from inception (May 31, 2006) to June 30, 2011.

Risks and Uncertainties

The Company operates in the resource exploration industry that is subject to significant risks and uncertainties, including financial, operational, technological, and other risks associated with operating a resource exploration business, including the potential risk of business failure.

Environmental Expenditures

The operations of the Company have been, and may in the future be, affected from time to time in varying degree by changes in environmental regulations, including those for future reclamation and site restoration costs. Both the likelihood of new regulations and their overall effect upon the Company vary greatly and are not predictable. The Company's policy is to meet or, if possible, surpass standards set by relevant legislation by application of technically proven and economically feasible measures.

Environmental expenditures that relate to ongoing environmental and reclamation programs are charged against earnings as incurred or capitalized and amortized depending on their future economic benefits. All of these types of expenditures incurred since inception have been charged against earnings due to the uncertainty of their future recoverability. Estimated future reclamation and site restoration costs, when the ultimate liability is reasonably determinable, are charged against earnings over the estimated remaining life of the related business operation, net of expected recoveries.

F-10

Lithium Exploration Group, Inc.
(formerly Mariposa Resources, Ltd.)
(An Exploration Stage Company)
Notes to Audited Financial Statements
June 30, 2011 and 2010

2. Significant Accounting Policies - Continued

Recent Accounting Pronouncements

Recent accounting pronouncements that are listed below did not, and are not currently expected to, have a material effect on the Company’s financial statements, but will be implemented in the Company’s future financial reporting when applicable.

FASB Statements:

In June 2009 the FASB established the Accounting Standards Codification ("Codification" or "ASC") as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States ("GAAP"). Rules and interpretive releases of the Securities and Exchange Commission ("SEC") issued under authority of federal securities laws are also sources of GAAP for SEC registrants. Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements. The ASC does change the way the guidance is organized and presented.

“FASB Interpretation No. 46(R)," and SFAS No. 168 (ASC Topic 105), "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles-a replacement of FASB Statement No. 162," were recently issued. SFAS No. 168 has no current applicability to the Company or its effect on the financial statements would not have been significant.

Accounting Standards Update ("ASU") ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures - Overall, ASU No. 2009-13 (ASC Topic 605), Multiple-Deliverable Revenue Arrangements, ASU No. 2009-14 (ASC Topic 985), Certain Revenue Arrangements that include Software Elements, and various other ASU's No. 2009-2 through ASU No. 2011-09 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

F-11

Lithium Exploration Group, Inc.
(formerly Mariposa Resources, Ltd.)
(An Exploration Stage Company)
Notes to Audited Financial Statements
June 30, 2011 and 2010

3. Capital Stock

Authorized Stock

At inception, the Company authorized 100,000,000 common shares and 100,000,000 preferred shares, both with a par value of $0.001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Effective April 8, 2009, the Company increased the number of authorized shares to 600,000,000 shares, of which 500,000,000 shares are designated as common stock par value $0.001 per share, and 100,000,000 shares are designated as preferred stock, par value $0.001 per share.

Share Issuances

On January 27, 2011, the Company issued 250,000 shares of common stock in a private placement to two unrelated off-shore investors at $1 per share for total cash proceeds of $250,000.

On April 27, 2011, the Company issued 2,300,000 common shares at a market price of $7.65 per share for director fees.

On January 18, the Company issued 250,000 common shares at a market price of $0.10 per share for mining expenses relating to the Salta Aqua Claims (Note 5)

On March 7, 2011, the Company issued 250,000 common shares at a market price of $0.10 per share for finder’s fees relating to the Salta Aqua Claims (Note 5)

On April 29, 2011, the Company issued 200,000 common shares at a market price of $3.70 per share for settlement of mineral claims in Clinton Mining District (Note 5)

On May 10, 2011, the Company issued 190,476 shares of common stock in a private placement to a unrelated off-shore investor at $5.25 per share for total cash proceeds of $1,000,000.

On June 11, 2011, the Company issued 300,000 common shares at a market price of $2.34 per share for investor relations.

Effective April 30, 2009, the Company effected a 10 for 1 forward split of its common stock, under which each stockholder of record on that date received ten (10) new shares of the Corporation’s $0.001 par value stock for every one (1) old share outstanding.

F-12

Lithium Exploration Group, Inc.
(formerly Mariposa Resources, Ltd.)
(An Exploration Stage Company)
Notes to Audited Financial Statements
June 30, 2011 and 2010

3. Capital Stock - Continued

Since its inception (May 31, 2006), the Company has issued shares of its common stock as follows, retroactively adjusted to give effect to the 10 for 1 forward split:

			Price Per
Date	Description	Shares	Share	Amount

06/06/06	Shares issued for cash	20,000,000	$0.001	$20,000
07/01/06	Shares issued for cash	10,000,000	0.001	10,000
12/11/06	Shares issued for cash	17,375,000	0.004	69,500
01/27/11	Shares issued for cash	250,000	1.000	250,000
04/27/11	Shares issued for director fees	2,300,000	7.650	17,595,000
02/01/11	Shares issued for mining expenses	250,000	0.100	25,000

03/07/11	Shares issued for mining expenses	250,000	0.100	25,000
04/29/11	Shares issued for settlement of mining expenses	200,000	3.700	740,000
05/10/11	Shares issued for cash	190,476	5.250	1,000,000
06/11/11	Shares issued for investor relations	300,000	2.340	702,000
	Cumulative Totals	51,115,476		$20,436,500

Of these shares, 32,300,000 were issued to directors and officers of the Company. 17,815,476 were issued to independent investors. 500,000 were issued for mining expenses (Note 5). 300,000 were issued for investor relation expenses. 200,000 were issued for debt settlement. There are no preferred shares outstanding. The Company has no stock option plan, warrants or other dilutive securities, other than an option granted to Glottech (See Note 5) for 2,000,000 shares.

F-13

Lithium Exploration Group, Inc.
(formerly Mariposa Resources, Ltd.)
(An Exploration Stage Company)
Notes to Audited Financial Statements
June 30, 2011 and 2010

4. Provision for Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under FASC 718-740-20 to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years.

Exploration stage deferred tax assets arising as a result of net operating loss carryforwards and non deductible expenses in the current period have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. Operating loss carryforwards for tax purposes generated during the period from May 31, 2006 (date of inception) through June 30, 2011 of $2,091,744 will begin to expire in 2026. In addition, net deferred tax assets relating to the following items were offset by the valuation allowance that increased by approximately $8,865,387 and $7,500 during the years ended June 30, 2011 and 2010, respectively:

	2011
	Amount	Tax Effect (35%)

Net operating losses	$2,091,744	$732,110
Shares issued for directors fees, mining expenses, investor relations	19,087,000	6,680,450
Options granted for mining expenses	4,396,523	1,538,783
Gain on derivative liability	(108,434)	(37,952)

Total	25,466,833	8,913,392

Valuation allowance	(25,466,833)	(8,913,392)

Net deferred tax asset (liability)	$-	$-

	2010
	Amount	Tax Effect (35%)

Net operating losses	$137,158	$48,005

Valuation allowance	(137,158)	(48,055)

Net deferred tax asset	$-	$-

The Company follows the provisions of uncertain tax positions as addressed in FASC 740-10-65-1. The Company recognized approximately no increase in the liability for unrecognized tax benefits.

The Company has no tax position at June 30, 2011 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the periods presented. The Company had no accruals for interest and penalties at June 30, 2011. The Company’s utilization of any net operating loss carry forward may be unlikely as a result of its intended exploration stage activities. The tax years for June 30, 2011, June 30, 2010 and June 30, 2009 are still open for examination by the Internal Revenue Service (IRS).

F-14

Lithium Exploration Group, Inc.
(formerly Mariposa Resources, Ltd.)
(An Exploration Stage Company)
Notes to Audited Financial Statements
June 30, 2011 and 2010

5. Mineral Property Costs

Mineral Claims, Clinton Mining District

On September 25, 2009, and amended June 24, 2010, the Company entered into an Option Agreement under which the Company was granted an option to acquire an undivided 50% interest in eight mineral claims located in the Clinton Mining District, Province of British Columbia, Canada (the “Claims”), which Claims total in excess of 3,900 hectares, in consideration of the issuance of 1,500,000 common shares of the Company on or before December 31, 2010. The Claims were subject to a two percent net smelter royalty which can be paid out for the sum of $1,000,000 (CAD). The Company can earn an undivided 50% interest in the Claims by carrying out a $100,000 (CAD) exploration and development program on the Claims on or before December 31, 2010, plus an additional $200,000 (CAD) exploration and development program on the Claims on or before September 25, 2011.

In the event that the Company acquires an interest in the Claims, the Company and the Optionor have further agreed, at the request of either party, to negotiate a joint venture agreement for further exploration and development of the Claims.

On April 29, 2011, the Company entered into a mutual release agreement. The Company is released from any obligations related to the Claims for consideration of a cash payment of CDN $ 54,624 (US$57,901) and the issuance of 200,000 common shares of the Company. The shares have been valued at a market price of $3.70 for a total of $740,000. The total amount of $797,901 has been recorded as mining expenses.

Mineral Permit

On December 16, 2010, the Company entered into an Assignment Agreement to acquire the following:

a.)	An undivided 100% right, title and interest in and to certain mineral permits located in the Province of Alberta, Canada.
b.)	All of the assignor’s right, title and interest in and to the Option Agreement.

In consideration for the Assignment, the Company agreed to pay US$90,000 by way of cash or stock of equal value (consisting of amounts previously paid by the Assignor pursuant to the Option Agreement). The full $90,000 (consisting of option payments ‘i’ and ‘vi’ below) was expensed and included in the June 30, 2011 accounts payable balance. The Option shall be in good standing and exercisable by the Company by paying the following amounts on or before the dates specified in the following schedule:

i. )	CDN $40,000 (paid) upon execution of the agreement;
ii. )	CDN $60,000 on or before January 1, 2012;
iii. )	CDN $100,000 on or before January 1, 2013;
iv. )	CDN $300,000 on or before January 1, 2014; and
v. )	Paying all such property payments as may be required to maintain the mineral permits in good standing.
vi. )

The Optionee shall provide a refundable amount of CDN$50,000 (paid) to the Optionor by November 2, 2010, which shall be applied by the Optionor towards work assessment expenses acceptable to the Government of Alberta, with any unused portion to be applied against payments required to maintain the permits underlying the property in good standing.

F-15

Lithium Exploration Group, Inc.
(formerly Mariposa Resources, Ltd.)
(An Exploration Stage Company)
Notes to Audited Financial Statements
June 30, 2011 and 2010

5. Mineral Property Costs - Continued

Mineral Claims, Salta Agua Claims

By agreement dated January 18, 2011, the Company entered into a Purchase Option Agreement to acquire an undivided 60% interest in certain mineral claims known as the Salta Agua Claims located in Salta Province, Argentina.

To earn an undivided 60% interest in the Property, the Company must:

i)	pay to the Optionor a total of US$375,000 as follows:

a)	US$25,000 (paid) upon execution of the agreement;
b)	US$50,000 (paid) within thirty days after the effective date;
c)	US$100,000 on or before January 18, 2012;
d)	US$100,000 on or before January 18, 2013;
e)	US$100,000 on or before January 18, 2014;

ii)	allot and issue to the Optionor, up to a total of 1,000,000 common shares as follows:

a)	250,000 Shares within thirty days after the effective date (issued)(Note 3);
b)	250,000 Shares on or before January 18, 2012;
c)	250,000 Shares on or before January 18, 2013;
d)	250,000 Shares on or before January 18, 2014;

iii)	incur Exploration Expenditures of not less than a cumulative total of US$4,000,000 as follows:

a)	US$250,000 on or before January 18, 2013;
b)	US$500,000 on or before January 18, 2014;
c)	US$1,250,000 on or before January 18, 2015;
d)	US$2,000,000 on or before January 18, 2016.

During the year ended June 30, 2011, the Company paid a finder’s fee of $10,000 and issued 250,000 common shares of the Company to the finder. The shares are valued at a market price of $0.10 for a total of $25,000.

Glottech Technology

On March 17, 2011, the Company entered into a letter agreement to acquire one initial unit of proprietary and patented mechanical ultrasound technology for use in water purification, inclusive of its process of separating from water, as the primary fluid stock, the salt and other minerals and by–products contained therein, with Glottech-USA.

F-16

Lithium Exploration Group, Inc.
(formerly Mariposa Resources, Ltd.)
(An Exploration Stage Company)
Notes to Audited Financial Statements
June 30, 2011 and 2010

5.	Mineral Property Costs - Continued

To acquire the unit, the Company must make the following payments:

a)	US$25,000 upon execution of the agreement (paid);
b)	US$75,000 within 180 days of execution of the agreement (paid);
c)	US$700,000 within 10 days of receipt of invoice from Glottech –USA LLC if the payment in b) is made (paid).
d)

The Company also granted an option to acquire 2,000,000 shares at $1.00 per share to Glottech-USA upon receipt of the operational ultrasonic generator that they are in the building for Lithium Exploration Group. The 2,000,000 shares are to be paid from outstanding shares owned by Alex Walsh, company CEO.

Commencing as of the end of an initial sixty day testing and training period following satisfactory delivery and physical setup of the technology, and continuing thereafter for as long as the technology remains in the possession of the Company, the Company shall pay continuing monthly royalties in an amount equal to $2.00 per physical ton of water processed pursuant to the usage of the technology.

The option (resulting in additional mining expenses of $4,396,523) was valued using the Black-Scholes method using the following assumptions:

  Risk-free interest rate of .18%
  Term - One Year
  Dividend yield - 0%
  Exercise price - $1.00
  Underlying stock price - $2.47
  Volatility – 257%

6. Convertible Debenture and Derivative Liabilities

Prior to June 30, 2011, the Company entered into a securities purchase agreement with one investor. Pursuant to the terms of the agreement, the investor acquired convertible debentures with an aggregate total of $1,500,000, of which $1,000,000 was received by June 30, 2011.The debenture is due on December 28, 2012 and carries an interest rate of 12% per annum. The debenture is convertible at $0.83 per share subject to various prescribed conditions. Along with the debenture, the Company issued warrants to acquire a total of 1,807,229 shares of the Company for a period of five years at an exercise price of $0.913, of which 1,204,819 warrants were granted by June 30, 2011.

The warrants bear a cashless exercise provision which resulted in derivative liability treatment under ASC topic 815-10-55 totalling $2,168,674. The Company used the Lattice Model for valuing warrants using the following assumptions:

  Risk free interest rate – 1.76%
  Term – 5 years
  Dividend yield – 0%
  Underlying stock price – $1.71
  Volatility – 453%

At June 30, 2011, the warrants were valued at $2,060,240 resulting in a gain on derivative liability of $108,434. Because proceeds from the debenture as of June 30, 2011 were only $1,000,000, the warrants resulted in additional financing expenses of $1,168,674. The corresponding beneficial conversion feature of $1,000,000 will be accreted to interest expense over the term of the debenture of 18 months.

7. Due to Related Party

As of June 30, 2011, the Company was obligated to a director, for a non-interest bearing demand loan with a balance of $47,537. The Company plans to pay the loan back as cash flows become available.

F-17

Lithium Exploration Group, Inc.
(formerly Mariposa Resources, Ltd.)
(An Exploration Stage Company)
Notes to Audited Financial Statements
June 30, 2011 and 2010

8. Going Concern and Liquidity Considerations

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As at June 30, 2011, the Company had a working capital deficiency of $633,810 and an accumulated deficit of $25,466,833. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the next twelve months.

The ability of the Company to emerge from the exploration stage is dependent upon, among other things, obtaining additional financing to continue operations, explore and develop the mineral properties and the discovery, development and sale of ore reserves.

In response to these problems, management intends to raise additional funds through public or private placement offerings, and continued funding from convertible debentures.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

9. Subsequent events

Subsequent to year-end, the Company received the second installment of proceeds from the convertible debenture totaling $500,000 before deducting certain costs of financing. Warrants totaling 602,410 shares were granted for the installment.

On January 18, 2012, Lithium Exploration Group, Inc. elected not to pursue its option to purchase the Salta Agua Claims.

The Company has evaluated subsequent events from June 30, 2011 through the date of this report, and determined there are no additional items to disclose.

F-18

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

SEC registration fee	$546.33
Legal fees and expenses	60,000.00	*
Accounting fees and expenses	10,000.00	*
Miscellaneous expenses	5,000.00	*
Total	$75,546.33	*

* Estimated

     The Company has agreed to bear expenses incurred by the selling stockholder that relate to the registration of the shares of common stock being offered and sold by the selling stockholder.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of us is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

  Chapter 78 of the Nevada Revised Statutes (the “NRS”).

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)	his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)	his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.5702 of the NRS provides as follows:

1.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

	(a)	is not liable pursuant to NRS 78.138; or

(b)

acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

	(a)	is not liable pursuant to NRS 78.138; or

	(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Effective April 30, 2009, we effected a 10 for 1 forward split of our common stock, under which each stockholder of record on that date received ten (10) new shares of our $0.001 par value stock for every one (1) old share outstanding.

Since our inception (May 31, 2006), we have issued the following unregistered shares of our common stock as follows, retroactively adjusted to give effect to the 10 for 1 forward split:

  On June 6, 2006 we issued 20,000,000 shares of our common stock to our former sole director and officer. This issuance was made in reliance on exemptions from registration found in Section 4(2) of the Securities Act of 1933, as amended.

  On July 1, 2006 we issued 5,000,000 shares each to one US and one non-US investor. These issuances were made in reliance on exemptions from registration found in Section 4(2) and Regulation S of the Securities Act of 1933, as amended.

  On January 27, 2011, we issued 250,000 shares of our common stock in a private placement to two unrelated off-shore investors at $1 per share for total cash proceeds of $250,000. These issuances were made in reliance on exemptions from registration found in Regulation S of the Securities Act of 1933, as amended.

  On February 1, 2011, we issued 250,000 common shares at a deemed price of $0.10 per share to one non-US investor for mining expenses relating to the Salta Aqua Claims.

  On May 10, 2011 , we issued 190,476 shares of common stock in a private placement to an unrelated off-shore investor at $5.25 per share for total cash proceeds of $1,000,000. This issuance was made in reliance on exemptions from registration found in Regulation S of the Securities Act of 1933, as amended. The value of these shares was determined by taking the average share price of the common stock over the five days preceding the private placement agreement entered into on April 28, 2011 ($6.23). We and the investor negotiated a discount to this price ($5.25), pursuant to standard industry practices for similar transactions. Given the restricted status of the private placement shares and the fact that the investor did not obtain registration rights for their investment, the discount to the market price was warranted in these circumstances.

  On April 29, 2011, we issued 200,000 shares of common stock for settlement of debt to one non-US investor. This issuance was made in reliance on exemptions from registration found in Regulation S of the Securities Act of 1933, as amended. The shares issued were valued at 3.70 which was closing price of our common stock on April 29, 2011, which was the date of that the our board of directors approved the issuance.

  On April 28, 2011, we issued 250,000 shares of common stock for finder’s fees with regards to the acquisition of the Salta Agua Claims to one non-US investor. This issuance was made in reliance on exemptions from registration found in Regulation S of the Securities Act of 1933, as amended. The shares issued were valued at $.10 per share which was the closing price our common stock on March 7, 2011 which was the execution date of the agreement.

  On April 27, 2011, we issued 2,300,000 shares of common stock for directors’ fees. These issuances were made in reliance on exemptions from registration found in Section 4(2) of the Securities Act of 1933, as amended. The shares were valued at $.7.65 per share which was the closing price of our common stock on that date.

  On June 29, 2011 we entered into a securities purchase agreement with one investor. Pursuant to the terms of the agreement, the investor acquired convertible debentures with an aggregate total of $1,500,000; $1,000,000 was paid on June 29, 2011 and $500,000 was paid on July 13, 2011. The debenture is due on December 28, 2012 and carries an interest rate of twelve percent per annum. The debenture is also convertible at $0.83 per share (which may be at a discount to the market price of our common stock at the time of maturity), subject to various prescribed conditions. 585,000 of the debenture was converted on November 22, 2011 and we issued the holder 2,000,000 shares of our restricted common stock. The issuance was made in reliance on the exemption from registration found in Section 4(2) of the Securities Act of 1933, as amended.

  Along with the debentures described above, we issued warrants to acquire a total of 1,807,229 shares of our common stock for a period of five years at a price of $0.913. The warrants also include cashless exercise provisions in the event that a Registration Statement covering the shares is not effective.

Since our inception we have made no purchases of our equity securities.

ITEM 16.	EXHIBITS
Exhibit	Description
No.
3.1	Articles of Incorporation of Lithium Exploration Group, Inc. (formerly Mariposa Resources, Ltd.) (1)
3.2	Certificate of Amendment filed with the Nevada Secretary of State on April 8, 2009 (2)
3.3	Articles of Merger filed with the Nevada Secretary of State on November 17, 2010 (3)
3.3	Bylaws of Lithium Exploration Group, Inc. (formerly Mariposa Resources, Ltd.) (1)
4.1	Common Stock Purchase Warrant dated June 29, 2011*
5.1	Opinion of Sichenzia Ross Friedman Ference LLP*
10.1	Assignment Agreement with Lithium Exploration VIII Ltd dated December 16, 2010*
10.2	Purchase Option Agreement with Salta Water Co. dated January 18, 2011 (4)
10.3	Letter Agreement with Glottech-USA, LLC dated November 18, 2011 (5)
10.5	Security and Pledge Agreement with Alexander Walsh dated May 13, 2011 (6)
10.6	Settlement Agreement with Beeston Enterprises Ltd., dated May 3, 2011 (7)
10.7	Securities Purchase Agreement dated June 29, 2011*
10.8	Registration Rights Agreement dated June 29, 2011*
10.9	Debenture dated June 29, 2011*
10.11	Guaranty and Pledge Agreement dated June 29, 2011*
10.12	Escrow Agreement dated June 29, 2011*
10.13	Description of the verbal agreement between the Company and Alex Walsh*
10.14	Assignment of Debt agreement, dated December 15, 2010 (8)
10.15	Employment Agreement between Lithium Exploration Group, Inc. and Alexander Walsh, dated January 12, 2012 (8)
10.16	Consulting Agreement between Lithium Exploration Group, Inc. and Jonathan Jazwinski, dated January 12, 2012 (8)
10.17	Consulting Agreement between Lithium Exploration Group, Inc. and Brandon Colker, dated January 12, 2012 (8)
10.18	Management Consulting Agreement*
10.19	Termination of Management Consulting Agreement*
23.1	Consent of Child, Van Wagoner & Bradshaw, PLLC
23.2	Consent of Sichenzia Ross Friedman Ference LLP (contained in Exhibit 5.1)*
23.3	Consent of Michael Dufresne*

(1)	Included as an exhibit to our Registration Statement on Form SB-2 filed on September 20, 2006.

(2)	Included as an exhibit to our Current Report on Form 8-K filed on April 21, 2009.

(3)	Included as an exhibit to our Current Report on Form 8-K filed on December 7, 2010.

(4)	Included as an exhibit to our Current Report on Form 8-K filed on February 1, 2011.

(5)

Included as an exhibit to our Current Report on Form 8-K filed on November 21, 2011. Certain parts of this document have not been disclosed and have been filed separately with the Secretary, Securities and Exchange Commission, and is subject to a confidential treatment request pursuant to Rule 26b-2 of the Securities Exchange Act of 1934.

(6)	Included as an exhibit to our Current Report on Form 8-K filed on May 19, 2011.

(7)	Included as an exhibit to our Current Report on Form 8-K filed on May 20, 2011.

(8)	Included as an exhibit to our Current Report on Form 8-K filed on January 13, 2012.

*Previously Filed

ITEM 17. UNDERTAKINGS.

     1. The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (B)(1)(i) and (B)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     2. The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     4. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. The undersigned registrant hereby undertakes that, for the purposes of determining liability to any purchaser:

     (i) If the registrant is relying on Rule 430B:

          (A) For purposes of determining liability under the Securities Act of 1933, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

     (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

      6. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the undersigned registrant according the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorizes this registration statement to be signed on its behalf by the undersigned, in Scottsdale, Arizona, February 21, 2012.

LITHIUM EXPLORATION GROUP, INC.

By /s/ALEXANDER WALSH
Alexander Walsh
President, Chief Executive Officer and Chief Financial Officer
(principal executive, financial and accounting officer)

           In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ ALEXANDER WALSH	President, Chief Executive Officer	February 21, 2012
Alexander Walsh	(principal executive officer), Chief
Financial Officer (principal accounting
officer) and
Director

/s/ JONATHAN JAZWINSKI*	Director	February 21, 2012
Jonathan Jazwinski

/s/ BRANDON COLKER*	Director	February 21, 2012
Brandon Colker

*By /s/ Alexander Walsh
Alexander Walsh
Attorney-in-fact